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TABLE OF CONTENTS

Exhibit (a)(9)

Amended and Restated U.S. Offer to Purchase for Cash

Outstanding American Depositary Shares and
Outstanding Common Shares
of
Siliconware Precision Industries Co., Ltd.
for
NT$225.00 Per American Depositary Share (Payable in U.S. Dollars) and
NT$45.00 Per Common Share
by
Advanced Semiconductor Engineering, Inc.

THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 1:30 A.M., NEW YORK CITY TIME, ON SEPTEMBER 22, 2015, UNLESS THE U.S. OFFER IS EXTENDED.

Please note that The Depository Trust Company and its participants, including the custodians for Euroclear and Clearstream, will establish their own cut-off dates and times for the tender of American Depositary Shares, which will be earlier than the expiration of the U.S. Offer.

        Advanced Semiconductor Engineering, Inc. ("Purchaser") is offering to acquire, for cash, up to 779,000,000 Common Shares, including those represented by ADSs, which represents approximately 24.99% of the issued and outstanding share capital of Siliconware Precision Industries Co., Ltd., a company limited by shares under the Company Law of the Republic of China ("SPIL") through concurrent tender offers in the United States and the Republic of China. We are offering, upon the terms set forth in this Amended and Restated U.S. Offer to Purchase (the "U.S. Offer to Purchase") and in the related Amended and Restated ADS Letter of Transmittal (the "ADS Letter of Transmittal") and Common Share Form of Acceptance (which, as amended or supplemented from time to time, together constitute the "U.S. Offer"), to purchase up to that number of American Depositary Shares ("ADSs") of SPIL, each representing five Common Shares of SPIL, par value NT$10.00 per share ("Common Shares"), and Common Shares held by U.S. holders (within the meaning of Rule 14d-1(d) under the Securities Exchange Act of 1934, as amended, which defines a U.S. holder as "any security holder resident in the United States") such that, together with the Common Shares validly tendered into, and not properly withdrawn upon expiration of, the ROC Offer (as defined below), we will acquire 779,000,000 Common Shares, including those represented by ADSs. We are offering to pay NT$225.00 for each ADS in cash, without interest, payable in U.S. dollars as converted when payment is made to Computershare Trust Company, N.A. (the "ADS Tender Agent") and NT$45.00 for each Common Share in cash, without interest, payable in new Taiwan dollars, which is the same price being offered for ADSs (before adjustments to reflect the five-to-one ratio of Common Shares to ADSs, foreign currency conversion and Fees and Deductions). The new Taiwan dollars payable in respect of ADSs will be converted to U.S. dollars at the exchange rate reported by the Taipei Forex Inc. which appears on the Reuters screen TAIFX1 page under the heading "Spot" as of 11:00 a.m. Taipei time on the date payment is made to the ADS Tender Agent, less applicable taxes and other governmental charges, if any ("Fees and Deductions").

        Concurrently with the U.S. Offer, in the Republic of China we are offering to purchase up to that number of Common Shares such that, together with the ADSs validly tendered and not properly withdrawn upon expiration of the U.S. Offer, we will acquire 779,000,000 Common Shares, including those represented by ADSs (the "ROC Offer" and, together with the U.S. Offer, the "Offers"). We are offering to pay NT$45.00 for each Common Share in cash, without interest, payable in new Taiwan dollars, which is the same price being offered for Common Shares in the U.S. Offer.

        The U.S. Offer is conditioned upon there being validly tendered in accordance with the terms of the ROC Offer, and not withdrawn prior to the expiration of the ROC Offer, a number of Common Shares, not including those tendered into the U.S. Offer or those represented by ADSs, such that we will acquire at least 5% of the issued and outstanding share capital of SPIL (the "Minimum

Condition"). In addition, the U.S. Offer is subject to the conditions set forth in "The Offer—Section 14—Conditions to the U.S. Offer".

        This U.S. Offer to Purchase and the related ADS Letter of Transmittal and Common Share Form of Acceptance contain important information, and you should carefully read both in their entirety before making a decision with respect to the U.S. Offer.

September 1, 2015

 IMPORTANT

        If you desire to tender all or a portion of your ADSs in the U.S. Offer, this is what you must do:

  •
  If you are a registered holder of ADSs (i.e., you hold your ADSs directly on the books of JPMorgan Chase Bank, N.A. (the "ADS Depositary")) and you hold registered American Depositary Receipts ("Receipts"), you may tender your ADSs to the ADS Tender Agent by completing and executing the ADS Letter of Transmittal in accordance with its instructions, and delivering it, together with the Receipts evidencing your ADSs and any other documents specified in the ADS Letter of Transmittal, to the ADS Tender Agent before the expiration of the U.S. Offer. Your signature on the ADS Letter of Transmittal in some circumstances must be guaranteed by a financial institution eligible to do so.

  •
  If you are a beneficial holder of ADSs (i.e., you hold your ADSs in a brokerage or custodian account through an agent, including a broker, dealer, bank, trust company or other financial intermediary), you may only participate in the U.S. Offer by instructing your agent to electronically tender your ADSs on your behalf through The Depository Trust Company ("DTC") PTOP System. Your agent must then tender your ADSs electronically through DTC PTOP System in accordance with the instructions, procedures and deadlines established by DTC. As you may only tender through your agent, you should contact your agent promptly in order to obtain information regarding the procedures established by your agent for valid tenders and to obtain information regarding any earlier cut-off times or dates that have been established for your valid tender by either DTC or your agent.

        See "The Offer—Section 4—Procedure for Tendering ADSs" for more information about the procedures for tendering your ADSs.

        If you are a U.S. holder and desire to tender all or any portion of your Common Shares in the U.S. Offer, there are two ways you can participate in the U.S. Offer:

  •
  You or your agent or custodian bank in Taiwan (your "Custodian Bank") can open a KGI Brokerage Account (as defined below) by delivering (i) a Common Share Form of Acceptance to KGI Securities Co. Ltd. (the "Common Share Tender Agent") at the address set forth on the back cover of this U.S. Offer to Purchase, with a copy to your Custodian Bank, and (ii) written instruction to your Custodian Bank, in the form attached as Annex A to the Common Share Form of Acceptance, with a copy to the Common Share Tender Agent, requesting your Custodian Bank to (a) open a securities brokerage account with the Common Share Tender Agent (a "KGI Brokerage Account") by completing the necessary account opening documents on your behalf, including, among others, the Account Opening Master Agreement in the form attached as Annex B to the Common Share Form of Acceptance, and (b) complete on your behalf a Republic of China securities tender transfer form (a "Form 360"), in the form attached as Annex C to the Common Share Form of Acceptance. To ensure that your Common Shares are tendered prior to expiration of the U.S. Offer, you should open your KGI Brokerage Account and request that your Custodian to deliver the Form 360 to the Common Share Tender agent no later than 12:00 midnight, New York City time, on September 21, 2015. Once your KGI Brokerage Account has been opened and the Form 360 has been received by the Common Share Tender Agent, the Common Share Tender Agent will, immediately prior to expiration of the U.S. Offer, electronically tender your Common Shares through the book-entry system maintained by the Taiwan Depository & Clearing Corporation ("TDCC") in accordance with the instructions, procedures and deadlines established by TDCC. You should contact your Custodian Bank and the Common Share Tender Agent promptly in order to obtain information regarding the procedures established by your particular Custodian Bank.

  •
  Alternatively, you may deliver (i) a Common Share Form of Acceptance to the Common Share Tender Agent at the address set forth on the back cover of this U.S. Offer to Purchase, with a copy to your Custodian Bank, and (ii) a power of attorney, in the form attached as Annex D to the Common Share Form of Acceptance (a "Common Share POA"), to your Custodian Bank, with a copy to the Common share Tender Agent. The Common Share POA will authorize the Common Share Tender Agent to act on your behalf for all matters in connection with your request to tender all or any portion of your Common Shares in the U.S. Offer, including for the Common Share Tender Agent to act on your behalf and instruct your Custodian Bank to transfer such Common Shares through the book-entry system maintained by the TDCC prior to the expiration of the U.S. Offer in accordance with the instructions, procedures and deadlines established by TDCC. The Common Share Tender Agent must receive a copy of your Common Share POA on or before 1:20 a.m., New York City time, on September 22, 2015 in order for your Common Shares to be validly tendered in the U.S. Offer. You should contact your Custodian Bank and the Common Share Tender Agent promptly in order to obtain information regarding the procedures established by your particular Custodian Bank.

        See "The Offer—Section 4—Procedure for Tendering Common Shares" for more information about the procedures for tendering your ADSs.

* * *

        Questions and requests for assistance may be directed to the U.S. Information Agent at its address and telephone numbers set forth on the back cover of this U.S. Offer to Purchase. Additional copies of this U.S. Offer to Purchase, the related ADS Letter of Transmittal and Common Share Form of Acceptance and other related materials may be obtained from the U.S. Information Agent or from your broker, dealer, bank, trust company or other nominee. Copies of these materials may also be found at the website maintained by the SEC at www.sec.gov.

v

 SUMMARY TERM SHEET

        The information contained in this summary term sheet is a summary only and is not meant to be a substitute for the more detailed description and information contained in this Amended and Restated U.S. Offer to Purchase (the "U.S. Offer to Purchase") and the related Amended and Restated ADS Letter of Transmittal (the "ADS Letter of Transmittal") and Common Share Form of Acceptance. You are urged to read carefully this U.S. Offer of Purchase and the related ADS Letter of Transmittal and Common Share Form of Acceptance in their entirety. Purchaser has included cross-references in this summary term sheet to other sections of this U.S. Offer to Purchase where you will find more complete descriptions of the topics mentioned below. The information concerning SPIL contained herein and elsewhere in this U.S. Offer to Purchase has been taken from or is based upon publicly available documents or records of SPIL on file with the U.S. Securities and Exchange Commission (the "SEC") or other public sources at the time of the U.S. Offer. Purchaser has not independently verified the accuracy and completeness of the information. Purchaser as no knowledge that would indicate that any statements contained herein taken from or based upon the documents and records filed with the SEC are untrue or incomplete in any material respect.

Securities Sought	Up to that number of American Depositary Shares and Common Shares held by U.S. holders of SPIL such that, together with the Common Shares validly tendered into, and not properly withdrawn upon expiration of, the ROC Offer, Purchaser will acquire 779,000,000 Common Shares, including those represented by ADSs, which represents approximately 24.99% of the issued and outstanding share capital of SPIL.
Price Offered per ADS

NT$225.00 in cash, without interest, payable in U.S. dollars as converted when payment is made to the ADS Tender Agent. The new Taiwan dollars payable in respect of ADSs will be converted to U.S. dollars at the exchange rate reported by the Taipei Forex Inc. which appears on the Reuters screen TAIFX1 page under the heading "Spot" as of 11:00 a.m. Taipei time on the date payment is made to the ADS Tender Agent, less Fees and Deductions.

Price Offered per Common Share	NT$45.00 in cash, without interest, payable in new Taiwan dollars.
Scheduled Expiration of Offer	1:30 a.m., New York City time, on September 22, 2015, unless the U.S. Offer is otherwise extended.
Purchaser Background	Advanced Semiconductor Engineering, Inc., a company incorporated and existing under the laws of the Republic of China.

        We, Advanced Semiconductor Engineering, Inc. ("Purchaser"), are offering to acquire, for cash, up to 779,000,000 Common Shares, including those represented by ADSs (the "Offer Cap"), which represents approximately 24.99% of the issued and outstanding share capital of Siliconware Precision Industries Co., Ltd., a company limited by shares under the Company Law of the Republic of China ("SPIL") through concurrent tender offers in the United States and the Republic of China. We are offering, upon the terms set forth in this U.S. Offer to Purchase and in the related ADS Letter of Transmittal and Common Share Form of Acceptance (which, as amended or supplemented from time to time, together constitute the "U.S. Offer"), to purchase up to that number of American Depositary Shares ("ADSs") of SPIL, each representing five Common Shares of SPIL, par value NT$10.00 per share ("Common Shares"), and Common Shares held by U.S. holders (within the meaning of Rule 14d-1(d) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which defines a U.S. holder as "any security holder resident in the United States") such that, together with the Common Shares validly tendered into, and not properly withdrawn upon expiration of, the ROC

Offer (as defined below), we will acquire 779,000,000 Common Shares, including those represented by ADSs. Each ADS represents five Common Shares. ADSs are identified by CUSIP # 827084864 and ISIN # US8270848646. Common Shares are identified by ISIN # TW0002325008. We are offering to pay NT$225.00 for each ADS in cash, without interest, payable in U.S. dollars as converted when payment is made to Computershare Trust Company, N.A. (the "ADS Tender Agent") and NT$45.00 for each Common Share in cash, without interest, payable in new Taiwan dollars, which is the same price being offered for ADSs (before adjustments to reflect the five-to-one ratio of Common Shares to ADSs, foreign currency conversion and Fees and Deductions). The new Taiwan dollars payable in respect of ADSs will be converted to U.S. dollars at the exchange rate reported by the Taipei Forex Inc. which appears on the Reuters screen TAIFX1 page under the heading "Spot" as of 11:00 a.m. Taipei time on the date payment is made to the ADS Tender Agent, less applicable taxes and other governmental charges, if any ("Fees and Deductions").

        If you have any questions regarding transaction fees, please contact MacKenzie Partners, Inc. (the "U.S. Information Agent"), at the telephone numbers listed on the back cover of this U.S. Offer to Purchase. We expect the conversion from new Taiwan dollars to U.S. dollars and the subsequent payment of U.S. dollars to validly tendering ADS holders and new Taiwan dollars to validly tendering U.S. holders of Common Shares to occur no later than 5 business days after the expiration of the U.S. Offer. See "The Offer—Section 3—Acceptance for Payment and Payment".

        Concurrently with the U.S. Offer, in the Republic of China we are offering to purchase up to that number of Common Shares such that, together with the ADSs validly tendered and not properly withdrawn upon expiration of the U.S. Offer, we will acquire 779,000,000 Common Shares, including those represented by ADSs (the "ROC Offer" and, together with the U.S. Offer, the "Offers"). We are offering to pay NT$45.00 for each Common Share in cash, without interest, payable in new Taiwan dollars, which is the same price being offered for Common Shares in the U.S. Offer.

        The U.S. Offer is conditioned upon there being validly tendered in accordance with the terms of the ROC Offer, and not withdrawn prior to the expiration of the ROC Offer, a number of Common Shares, not including those tendered into the U.S. Offer or those represented by ADSs, such that we will acquire at least 5% of the issued and outstanding share capital of SPIL (the "Minimum Condition"). In addition, the U.S. Offer is subject to the conditions set forth in "The Offer—Section 14—Conditions to the U.S. Offer".

        The distribution of this U.S. Offer to Purchase may, in some jurisdictions, be restricted by law. This U.S. Offer to Purchase is not an offer to purchase securities and it is not a solicitation of an offer to sell securities, nor shall there be any sale or purchase of securities pursuant hereto, in any jurisdiction in which such offer, solicitation or resale is not permitted or would be unlawful prior to registration or qualification under the laws of any such jurisdiction.

        In this U.S. Offer to Purchase, unless the context otherwise requires, the terms "we," "our" and "us" refer to Purchaser.

        If you have questions or need additional copies of this U.S. Offer to Purchase or the related ADS Letter of Transmittal and Common Share Form of Acceptance, you can contact the U.S. Information Agent at the address or the telephone numbers set forth on the back cover of this U.S. Offer to Purchase.

Who is offering to buy my ADSs and Common Shares?

        Our name is Advanced Semiconductor Engineering, Inc. We are a company incorporated and existing under the laws of the Republic of China. American Depositary Shares representing our common shares are listed and traded on The New York Stock Exchange under the symbol "ASX."

What and how many securities are you offering to purchase?

        In the U.S. Offer, we are offering to purchase up to that number of ADSs and Common Shares held by U.S. holders such that, together with the Common Shares validly tendered into, and not properly withdrawn upon expiration of, the ROC Offer, we will acquire 779,000,000 Common Shares, including those represented by ADSs. In the ROC Offer, we are offering to purchase up to that number of Common Shares such that, together with the ADSs validly tendered and not properly withdrawn upon expiration of the U.S. Offer, we will acquire 779,000,000 Common Shares, including those represented by ADSs.

How much are you offering to pay for my securities and what is the form of payment?

        For each ADS, we are offering to pay NT$225.00 in cash, without interest, payable in U.S. dollars as converted when payment is made to the ADS Tender Agent. The new Taiwan dollars payable in respect of ADSs will be converted to U.S. dollars at the exchange rate reported by the Taipei Forex Inc. which appears on the Reuters screen TAIFX1 page under the heading "Spot" as of 11:00 a.m. Taipei time on the date payment is made to the ADS Tender Agent, less Fees and Deductions. Thus, at the time that you tender your ADSs, you will not be able to determine the exact U.S. dollar amount that you will receive in the U.S. Offer. The price we are offering to pay in the U.S. Offer is equal to the price we are offering to pay in the ROC Offer (before adjustments to reflect the five-to-one ratio of Common Shares to ADSs, foreign currency conversion and Fees and Deductions). If you have any questions regarding transaction fees, please contact the U.S. Information Agent at the telephone numbers listed on the back cover of this U.S. Offer to Purchase.

        For each Common Share, we are offering to pay NT$45.00 in cash, without interest, payable in new Taiwan dollars. The price we are offering to pay in the U.S. Offer is equal to the price we are offering to pay in the ROC Offer.

When will I be paid for my tendered ADSs and Common Shares?

        Subject to the terms and conditions of the U.S. Offer, we will pay the ADS Tender Agent in U.S. dollars for the validly tendered and not properly withdrawn ADSs and we will pay the Common Share Tender Agent in new Taiwan dollars for the validly tendered and not properly withdrawn Common Shares promptly after the expiration of the U.S. Offer. We expect the conversion from new Taiwan dollars to U.S. dollars and the subsequent payment of U.S. dollars to validly tendering ADS holders and new Taiwan dollars to validly tendering U.S. holders of Common Shares to occur no later than 5 business days after the expiration of the U.S. Offer. See "The Offer—Section 3—Acceptance for Payment and Payment".

How was the offer price for the U.S. Offer determined?

        U.S. law requires that the U.S. Offer consideration be equal to the consideration in the ROC Offer. See "The Offer—Section 2—Terms of the U.S. Offer".

Can I choose the currency of the cash that I receive?

        No. If you tender in the U.S. Offer, the net proceeds that you will receive for your ADSs will be paid in U.S. dollars and the net proceeds that you will receive for your Common Shares will be paid in new Taiwan dollars.

Why are there separate U.S. and ROC Offers?

        U.S. and Republic of China law and practice relating to tender offers are inconsistent in a number of ways. This offer complies with U.S. law and practice, while the ROC Offer complies with Republic of China law and practice. The terms of the two Offers, however, are the same in all material respects.

What are the principal differences between the U.S. Offer and the ROC Offer?

        The material terms of the Offers are substantially the same, other than:

  •
  The U.S. Offer is for ADSs and Common Shares held by U.S. holders and the ROC Offer is for Common Shares held by any holder, wherever resident.

  •
  The U.S. Offer will allow the withdrawal of all tendered ADSs and Common Shares until we accept the tendered ADSs and Common Shares for payment. Republic of China law does not specifically provide for the same withdrawal rights that are provided under U.S. law. Under Republic of China law, tendering shareholders may only withdraw their tendered Common Shares prior to the tender of sufficient Common Shares, not including those tendered into the U.S. Offer or those represented by ADSs, to satisfy the Minimum Condition and our announcement of the satisfaction of the Minimum Condition. However, tendering shareholders may withdraw their tendered Common Shares after our announcement of the satisfaction of the Minimum Condition if either of the following events occur: (i) we extend the expiration date of the ROC Offer; or (ii) a competing tender offer for Common Shares is initiated through a filing with the Republic of China Financial Supervisory Commission (the "FSC") at least five Taiwan Stock Exchange ("TSE") trading days before the expiration date of the ROC Offer.

  •
  Common Shareholders who tender in the ROC Offer or the U.S. Offer will receive new Taiwan dollars. ADS holders who tender in the U.S. Offer will receive U.S. dollars.

What are the conditions to the U.S. Offer?

        The U.S. Offer is conditioned upon there being validly tendered in accordance with the terms of the ROC Offer, and not withdrawn prior to the expiration of the ROC Offer, a number of Common Shares, not including those tendered into the U.S. Offer or those represented by ADSs, such that we will acquire at least 5% of the issued and outstanding share capital of SPIL. In addition, the U.S. Offer is subject to the conditions set forth in "The Offer—Section 14—Conditions to the U.S. Offer".

Can I tender ADSs in the ROC Offer?

        No. You may not tender ADSs in the ROC Offer. However, if you timely surrender your ADSs to the ADS Depositary for delivery of the underlying Common Shares, you may, after receiving the underlying Common Shares, participate in the ROC Offer by timely tendering those Common Shares in the ROC Offer. The ADS Depositary can be reached at +1 (800) 990-1135. We note that there are risks to undertaking this process insufficiently in advance of the expiration of the ROC Offer. For example, under Republic of China law, when a non-Republic of China holder of ADSs elects to surrender their ADSs and receive the Common Shares represented by such ADSs, such holder will be required to appoint an agent for filing tax returns and making tax payments in the Republic of China. In addition, such surrendering holder is required to register with the TSE and appoint a local agent in the Republic of China to, among other things, open bank and securities trading accounts.

If I am a holder of Common Shares, can I tender my Common Shares in the U.S. Offer?

        You may only tender your Common Shares into the U.S. Offer if you are a U.S. holder (within the meaning of Rule 14d-1(d) under the Exchange Act). Holders of Common Shares, wherever resident, may also tender their Common shares into the ROC Offer. Non-U.S. holders of Common Shares may only participate in the U.S. Offer by depositing Common Shares with the ADS Depositary, in exchange for ADSs and then tendering those ADSs in the U.S. Offer; note that there are significant restrictions applicable to such deposits, see "The Offer—Section 4—Deposit of Common Shares in Exchange for ADSs and Delivery of ADSs." Common Shareholders who wish to deposit their Common Shares into the ADS facility in exchange for ADSs are advised to do so as promptly as practicable to afford sufficient time to tender the related ADSs in the U.S. Offer.

        For information regarding how to tender your Common Shares in the ROC Offer or to obtain a copy of the ROC Offer, contact the Common Share Tender Agent at +886 2-2389-2999. For information about exchanging your Common Shares for ADSs, please contact the ADS depositary at +1 (800) 990-1135. See "The Offer—Section 1—Background of the U.S. Offer—Dual Offer Structure".

Who is a U.S. holder?

        Rule 14d-1(d) under the Exchange Act defines a U.S. holder as "any security holder resident in the United States."

How do I tender my ADSs?

        If you are a registered holder of ADSs (i.e., you hold your ADSs directly on the books of the ADS Depositary) and you hold registered American Depositary Receipts ("Receipts"), you may tender your ADSs to the ADS Tender Agent by completing and executing the ADS Letter of Transmittal in accordance with its instructions, and delivering it, together with the Receipts evidencing your ADSs, if applicable, and any other documents specified in the ADS Letter of Transmittal, to the ADS Tender Agent before 1:30 a.m., New York City time, on September 22, 2015, unless the U.S. Offer is extended (the "U.S. Expiration Date"). Your signature on the ADS Letter of Transmittal in some circumstances must be guaranteed by a financial institution eligible to do so.

        If you are a beneficial holder of ADSs (i.e., you hold your ADSs in a brokerage or custodian account through an agent, including a broker, dealer, bank, trust company or other financial intermediary), you may only participate in the U.S. Offer by instructing your agent to electronically tender your ADSs on your behalf through DTC PTOP System. Your agent must then tender your ADSs electronically through DTC PTOP System in accordance with the instructions, procedures and deadlines established by DTC. As you may only tender through your agent, you should contact your agent promptly in order to obtain information regarding the procedures established by your agent for valid tenders and to obtain information regarding any earlier cut-off times or dates that have been established for your valid tender by either DTC or your agent.

        See "The Offer—Section 4—Procedure for Tendering ADSs".

How do I tender my Common Shares?

        There are two ways you can participate in the U.S. Offer:

  •
  You or your agent or custodian bank in Taiwan (your "Custodian Bank") can open a KGI Brokerage Account (as defined below) by delivering (i) a Common Share Form of Acceptance to the Common Share Tender Agent at the address set forth on the back cover of this U.S. Offer to Purchase, with a copy to your Custodian Bank, and (ii) written instruction to your Custodian Bank, in the form attached as Annex A to the Common Share Form of Acceptance, with a copy to the Common Share Tender Agent, requesting your Custodian Bank to (a) open a securities brokerage account with the Common Share Tender Agent (a "KGI Brokerage Account") by completing the necessary account opening documents on your behalf, including, among others, the Account Opening Master Agreement (the "KGI Brokerage Agreement") in the form attached as Annex B to the Common Share Form of Acceptance, and (b) complete on your behalf a Republic of China securities tender transfer form (a "Form 360"), in the form attached as Annex C to the Common Share Form of Acceptance. To ensure that your Common Shares are tendered prior to expiration of the U.S. Offer, you should open your KGI Brokerage Account and request that your Custodian to deliver the Form 360 to the Common Share Tender agent no later than 12:00 midnight, New York City time, on September 21, 2015. Once your KGI Brokerage Account has been opened and the Form 360 has been received by the Common Share Tender Agent, the Common Share Tender Agent will, immediately prior to expiration of the U.S. Offer, electronically tender your Common Shares through the book-entry system maintained by the Taiwan Depository & Clearing Corporation ("TDCC") in accordance with the instructions, procedures and deadlines established by TDCC. You should contact your Custodian Bank and the Common Share Tender Agent promptly in order to obtain information regarding the procedures established by your particular Custodian Bank.

  •
  Alternatively, you may deliver (i) a Common Share Form of Acceptance to the Common Share Tender Agent at the address set forth on the back cover of this U.S. Offer to Purchase, with a copy to your Custodian Bank, and (ii) a power of attorney, in the form attached as Annex D to the Common Share Form of Acceptance (a "Common Share POA"), to your Custodian Bank, with a copy to the Common share Tender Agent. The Common Share POA will authorize the Common Share Tender Agent to act on your behalf for all matters in connection with your request to tender all or any portion of your Common Shares in the U.S. Offer, including for the Common Share Tender Agent to act on your behalf and instruct your Custodian Bank to transfer such Common Shares through the book-entry system maintained by the TDCC prior to the expiration of the U.S. Offer in accordance with the instructions, procedures and deadlines established by TDCC. The Common Share Tender Agent must receive a copy of your Common Share POA on or before 1:20 a.m., New York City time, on September 22, 2015, in order for your Common Shares to be validly tendered in the U.S. Offer. You should contact your Custodian Bank and the Common Share Tender Agent promptly in order to obtain information regarding the procedures established by your particular Custodian Bank.

        See "The Offer—Section 4—Procedure for Tendering Common Shares".

Do you have the financial resources to make payment?

        Yes, we have the financial resources to fund the Offers with available cash. The Offers are not conditioned upon any financing arrangements or subject to a financing condition. See "The Offer—Section 11—Source and Amount of Funds".

Is your financial condition relevant to my decision to tender in the U.S. Offer?

        No. We do not think our financial condition is relevant to your decision whether to tender ADSs and accept the U.S. Offer because:

  •
  as described above, we have sufficient available cash to fund our purchase of the ADSs; and

  •
  consummation of the U.S. Offer is not subject to any financing condition.

        See "The Offer—Section 11—Source and Amount of Funds".

What are the U.S. federal and Republic of China income tax consequences of participating in the U.S. Offer?

        In general, the sale of ADSs and Common Shares pursuant to the U.S. Offer by U.S. holders and certain non-U.S. holders will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local or non-U.S. income or other tax laws. The sale of Common Shares pursuant to the U.S. Offer by a non-resident individual will be a taxable transaction for Republic of China income tax purposes. Non-resident entities are exempt from Republic of China income taxes on capital gains from the sale of Common Shares in the U.S. Offer. You should consult your tax advisor about the tax consequences to you of participating in the U.S. Offer in light of your particular circumstances. See "The Offer—Section 6—Material Tax Consequences".

What does SPIL's board of directors think about the U.S. Offer?

        On August 28, 2015, SPIL issued a press release and filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC announcing the SPIL board of directors' (the "SPIL Board") recommendation SPIL's shareholders reject the Offers and not tender any ADSs or Common Shares into the Offers.

What happens if shareholders tender more ADSs and Common Shares than you have agreed to buy?

        If the shareholders of SPIL have validly tendered and not properly withdrawn upon expiration of the U.S. Offer, such number of ADSs and Common Shares such that, together with the Common Shares validly tendered into, and not properly withdrawn upon expiration of, the ROC Offer, more than 779,000,000 Common Shares, including those represented by ADSs, have been validly tendered and not properly withdrawn, we will purchase 779,000,000 Common Shares, including those represented by ADSs, on a pro rata basis. This means that we will determine the number of ADSs and/or Common Shares validly tendered and not properly withdrawn by each tendering shareholder and apply a proration factor to determine the number of tendered ADSs and/or Common Shares we will purchase from each tendering shareholder with appropriate adjustments to avoid purchases of fractional ADSs or Common Shares. The proration factor will equal 779,000,000 divided by the sum of (i) the number of Common Shares that were validly tendered and not properly withdrawn pursuant to the ROC Offer plus (ii) the number of ADSs that were validly tendered and not properly withdrawn pursuant to the U.S. Offer multiplied by five. See "The Offer—Section 2—Terms of the U.S. Offer".

If I decide not to tender, what will happen to my ADSs and Common Shares?

        If you decide not to tender your ADSs, you will still own the same amount of ADSs, and we expect that the ADSs will still be listed on The NASDAQ Stock Market LLC ("NASDAQ"). If you decide not to tender your Common Shares, you will still own the same amount of Common Shares, and we expect that the Common Shares will still be listed on the TSE. Depending on the extent to which shareholders tender Common Shares and/or ADSs in the Offers, our purchase of ADSs and Common Shares pursuant to the U.S. Offer may reduce the number of ADSs and Common Shares that might otherwise trade publicly, which could adversely affect the liquidity and market value of the remaining ADSs and Common Shares held by the public. However, we cannot predict whether a reduction in the number of ADSs or Common Shares that might otherwise trade publicly would have an adverse or beneficial effect on the market price for, or marketability of, the ADSs or the Common Shares.

How long do I have to decide whether to tender in the U.S. Offer?

        You have until the U.S. Expiration Date to tender your ADSs and Common Shares. The U.S. Offer may be extended from time to time, in which case, we will make a public announcement of the extension as described below. During any extension, all ADSs and Common Shares validly tendered and not properly withdrawn will remain subject to the U.S. Offer, subject to the right of each holder to withdraw ADSs and Common Shares previously tendered prior to our acceptance of tendered ADSs. See "The Offer—Section 2—Terms of the U.S. Offer".

        If you hold your ADSs or Common Shares in a brokerage or custodian account through an agent, you should be aware that banks, brokers and other nominee holders of ADSs and Common Shares generally establish their own earlier cut-off times and dates for receipt of instructions to ensure that those instructions will be timely received by DTC or TDCC, as applicable. As a result, you should consult your broker, bank or other nominee to determine the specific cut-off times and dates that are applicable to you.

Can the U.S. Offer be extended?

        Yes, we may, in our sole discretion, extend the U.S. Offer at any time or from time to time.

How will I be notified if the U.S. Offer is extended?

        If we decide to extend the U.S. Offer, we will inform the ADS Tender Agent and the Common Share Tender Agent of that fact and will make a public announcement of the extension, no later than the next business day after the previously scheduled expiration date of the U.S. Offer.

Are you providing guaranteed delivery procedures?

        No. We are not providing guaranteed delivery procedures, therefore, you may not accept the U.S. Offer by delivering a notice of guaranteed delivery. The only method for accepting the U.S. Offer is pursuant to the procedures described above, including, in the case of ADSs held by you in certificated form, delivery of those Receipts to the ADS Tender Agent together with a properly completed ADS Letter of Transmittal.

Until what time can I withdraw tendered ADSs or Common Shares?

        You can withdraw some or all of the ADSs or Common Shares that you previously tendered in the U.S. Offer at any time prior to our acceptance of tendered ADSs and Common Shares. We will be deemed to have accepted for payment ADSs and Common Shares tendered pursuant to the U.S. Offer when, as and if we give oral or written notice of our acceptance to the ADS Tender Agent and the Common Share Tender Agent. If we accept your tendered ADSs or Common Shares upon expiration of the U.S. Offer, you will not be permitted to withdraw your tendered ADSs or Common Shares after the U.S. Expiration Date, provided that unless theretofore accepted for payment as provided herein, tenders of ADSs and Common Shares may also be withdrawn after October 23, 2015, which is 60 days from the date of the commencement of the U.S. Offer. See "The Offer—Section 5—Withdrawal Rights".

        If you hold your ADSs in a brokerage or custodian account through an agent, you should be aware that banks, brokers and other nominee holders of ADSs may establish their own earlier cut-off times and dates for receipt of notice of withdrawal to ensure that those instructions will be timely received by DTC or TDCC, as applicable. As a result, you should consult your broker, bank or nominee to determine the specific cut-off times and dates that are applicable to you.

How do I withdraw tendered ADSs and Common Shares?

        If you hold your ADSs in registered form (i.e., you hold your ADSs directly on the books of the ADS Depositary) and have previously delivered an ADS Letter of Transmittal to the ADS Tender Agent, together with Receipts evidencing your ADSs, if applicable, for a withdrawal to be effective, you must deliver a signed written notice of withdrawal, which includes all required information, to the ADS Tender Agent. If you are a beneficial holder of ADSs and your agent has tendered ADSs on your behalf through DTC PTOP System, you need to contact the agent who tendered your ADSs to request it to make the withdrawal in accordance with the procedures of DTC.

        If you or your Custodian Bank has (i) opened a KGI Brokerage Account and (ii) delivered a Form 360 to the Common Share Tender Agent, you should instruct your Custodian Bank to contact the

Common Share Tender Agent and deliver a written notice of withdrawal. Upon receipt by the Common Share Tender Agent of such withdrawal notice, the Common Share Tender Agent will return the Form 360, effectuating the withdrawal.

        If you delivered a Common Share POA to the Common Share Tender Agent, you should contact the Common Share Tender Agent and deliver a written notice revoking the Common Share POA.

        See "The Offer—Section 5—Withdrawal Rights".

What is the market value of my ADSs and Common Shares on a recent date?

        On August 20, 2015, the last full trading day before we announced our intention to launch the Offers, the closing price of ADSs reported on the NASDAQ was $5.18 per ADS and the closing price of Common Shares reported on the TSE was NT$33.80 per Common Share. On August 31, 2015, the last full trading day before the date of this U.S. Offer to Purchase, the closing price of ADSs reported on the NASDAQ was $6.17 per ADS and the closing price of Common Shares reported on the TSE was NT$40.00 per Common Share. You should obtain current market quotations for ADSs and Common Shares before deciding whether to tender your ADSs or Common Shares.

Will I have to pay any brokerage fees or commissions?

        You do not have to pay any brokerage fees or commissions as long as you have your ADSs or Common Shares registered in your name and tender them directly to the ADS Tender Agent or the Common Share Tender Agent, as applicable. If your ADSs or Common Shares are held through a broker or other financial intermediary, you should consult with them as to whether or not they charge any transaction fees or service charges. If your ADSs or Common Shares are held through a financial intermediary and your financial intermediary tenders your ADSs or Common Shares on your behalf, your financial intermediary may charge a fee for doing so. You should consult your financial intermediary to determine whether any charges will apply.

Whom can I talk to if I have questions about the U.S. Offer?

        You can contact the U.S. Information Agent at the telephone numbers set forth on the back cover of this U.S. Offer to Purchase.

        To the holders of American Depositary Shares and Common Shares of Siliconware Precision Industries Co., Ltd.:

INTRODUCTION

        Purchaser is offering to purchase, from all holders of ADSs, wherever located, and from all U.S. holders of Common Shares, upon the terms set forth in this U.S. Offer to Purchase and in the related ADS Letter of Transmittal, up to that number of ADSs and Common Shares such that, together with the Common Shares validly tendered into, and not properly withdrawn upon expiration of, the ROC Offer, Purchaser will acquire 779,000,000 Common Shares, including those represented by ADSs, which represents approximately 24.99% of the issued and outstanding share capital of SPIL. Each ADS represents five Common Shares. We are offering to pay NT$225.00 per ADS, without interest, payable in U.S. dollars as converted when payment is made to the ADS Tender Agent and NT$45.00 for each Common Share in cash, without interest, payable in new Taiwan dollars. The new Taiwan dollars payable in respect of ADSs will be converted to U.S. dollars at the exchange rate reported by the Taipei Forex Inc. which appears on the Reuters screen TAIFX1 page under the heading "Spot" as of 11:00 a.m. Taipei time on the date payment is made to the ADS Tender Agent, less Fees and Deductions. The U.S. Offer is conditioned upon there being validly tendered in accordance with the terms of the ROC Offer, and not withdrawn prior to the expiration of the ROC Offer, a number of Common Shares, not including those tendered into the U.S. Offer or those represented by ADSs, such that we will acquire at least 5% of the issued and outstanding share capital of SPIL. In addition, the U.S. Offer is subject to the conditions set forth in "The Offer—Section 14—Conditions to the U.S. Offer".

        Concurrently with the U.S. Offer, we are also making the ROC Offer to all holders of Common Shares, wherever located, in accordance with Republic of China law, for NT$45.00 per Common Share, which is the same price being offered for Common Shares in the U.S. Offer.

        This U.S. Offer to Purchase and the related ADS Letter of Transmittal contain important information, and you should carefully read both in their entirety before you make a decision with respect to the U.S. Offer.

 THE OFFER

1.     Background of the U.S. Offer

  Dual Offer Structure

        The U.S. Offer and the ROC Offer are being made concurrently so that holders of both Common Shares and ADSs may participate.

        Only Common Shares held by U.S. holders (within the meaning of Rule 14d-1(d) under the Exchange Act) may be tendered in the U.S. Offer. Non-U.S. holders may not tender Common Shares in the U.S. Offer. Non-U.S. holders of Common Shares who wish to participate in the Offers can tender their Common Shares in the ROC Offer. For information regarding how to tender your Common Shares in the ROC Offer or to obtain a copy of the Republic of China tender offer document, contact the Common Share Tender Agent at +886 2-2389-2999. Alternatively, holders of Common Shares may deposit their Common Shares with the ADS Depositary in exchange for ADSs and then tender the ADSs in the U.S. Offer as described in this U.S. Offer to Purchase under "The Offer—Section 4—Procedure for Tendering ADSs—Deposit of Common Shares in Exchange for ADSs and Delivery of ADSs." Holders of Common Shares who wish to deposit their Common Shares into the ADS facility in order to tender the related ADSs in the U.S. Offer are advised to do so as promptly as practicable to afford sufficient time to tender the related ADSs in the U.S. Offer. You can contact the ADS Depositary concerning the conversion of your Common Shares to ADSs at +1 (800) 990-1135.

        If you hold Common Shares, you may participate in the ROC Offer by transferring the Common Shares to the book-entry account held by the Common Share Tender Agent, before 3:30 p.m., Taipei time, on September 22, 2015 (the "Republic of China Expiration Date") and by taking all actions necessary to effect the transfer and re-registration of your Common Shares. For information regarding how to tender your Common Shares in the ROC Offer or to obtain a copy of the Republic of China tender offer document, contact the Common Share Tender Agent at +886 2-2389-2999. If you hold Common Shares through a custodian, you should instruct your custodian to transfer your Common Shares to us on your behalf in accordance with the terms of the ROC Offer.

        Under Republic of China law, the ROC Offer must be implemented in the following manner:

  •
  we are required to specify the price per Common Share we are offering to pay in documents filed with the FSC. We are not allowed to decrease such price, but we may increase the price during the pendency of the ROC Offer;

  •
  the ROC Offer must expire between 10 and 50 days after commencement and we were required to specify the expiration date when we filed the ROC Offer documents with the FSC. The ROC Offer will expire at 3:30 p.m., Taipei time, on the Republic of China Expiration Date, 30 days after commencement, and this expiration date can only be extended up to an additional 30 days in certain limited circumstances; and

  •
  withdrawal rights in the ROC Offer are as specified by Republic of China law. Republic of China law does not specifically provide for the same withdrawal rights that are provided under U.S. law. Under Republic of China law, shareholders may only withdraw their tendered Common Shares prior to our announcement of the satisfaction of the Minimum Condition. However, tendering shareholders may withdraw their tendered Common Shares after our announcement of the satisfaction of the Minimum Condition if either of the following events occur: (i) we extend the expiration date of the ROC Offer; or (ii) a competing tender offer for Common Shares is initiated through a filing with the FSC at least five TSE trading days before the expiration date of the ROC Offer.

2.     Terms of the U.S. Offer

        U.S. law requires that the consideration in the U.S. Offer be equivalent to that paid in the ROC Offer. Therefore, we are offering to pay, for each ADS validly tendered and not withdrawn, NT$225.00 (five times the per Common Share price in the ROC Offer) and for each Common Share validly tendered and not withdrawn, NT$45.00 (the per Common Share price in the ROC Offer). ADS holders who tender in the U.S. Offer will be paid the U.S. Offer price in U.S. dollars as converted when payment is made to the ADS Tender Agent. U.S. holders of Common Shares who tender in the U.S. Offer will be paid the U.S. Offer price in new Taiwan dollars. The new Taiwan dollars payable in respect of ADSs will be converted to U.S. dollars at the exchange rate reported by the Taipei Forex Inc. which appears on the Reuters screen TAIFX1 page under the heading "Spot" as of 11:00 a.m. Taipei time on the date payment is made to the ADS Tender Agent, less Fees and Deductions. Only your ADSs and Common Shares that are validly tendered in the U.S. Offer, in accordance with the procedures set forth below, and not withdrawn prior to the U.S. Expiration Date, will entitle you to receive payment.

        The U.S. Offer commenced on August 24, 2015 and is open to all holders of ADSs, wherever located, and all U.S. holders of common Shares. The U.S. Offer will expire at 1:30 a.m., New York City time, on the U.S. Expiration Date. Subject to the Minimum Condition, the Offer Cap and the other conditions set forth in the U.S. Offer to Purchase, we will accept for payment ADSs and Common Shares that are validly tendered and not withdrawn on or prior to 1:30 a.m., New York City time, on the U.S. Expiration Date. If you hold your ADSs in a brokerage or custodian account through an agent, you should be aware that banks, brokers and other nominee holders of ADSs generally establish their own earlier cut-off times and dates for receipt of instructions to ensure that those instructions will be timely received by DTC or TDCC, as applicable. Holders of ADSs are responsible for determining and complying with any applicable cut-off time and date.

        If the shareholders of SPIL have validly tendered and not properly withdrawn upon expiration of the U.S. Offer, such number of ADSs and Common Shares such that, together with the Common Shares validly tendered into, and not properly withdrawn upon expiration of, the ROC Offer, more than 779,000,000 Common Shares, including those represented by ADSs, have been validly tendered and not properly withdrawn, we will purchase 779,000,000 Common Shares, including those represented by ADSs, on a pro rata basis. This means that we will determine the number of ADSs and/or Common Shares validly tendered and not properly withdrawn by each tendering shareholder and apply a proration factor to determine the number of tendered ADSs and/or Common Shares we will purchase from each tendering shareholder with appropriate adjustments to avoid purchases of fractional ADSs or Common Shares. The proration factor will equal 779,000,000 divided by the sum of (i) the number of Common Shares that were validly tendered and not properly withdrawn pursuant to the ROC Offer plus (ii) the number of ADSs that were validly tendered and not properly withdrawn pursuant to the U.S. Offer multiplied by five.

        If proration of tendered ADSs and Common Shares is required, because of the difficulty of determining the number of ADSs and Common Shares validly tendered and not withdrawn, we do not expect to be able to announce the final results of the proration or pay for any ADSs until up to five NASDAQ trading days after the U.S. Expiration Time. We will not pay for any ADSs or Common Shares tendered until after the final proration factor has been determined. Preliminary results of the proration will be announced by press release as promptly as practicable after the U.S. Expiration Time. After the preliminary results have been made publicly available, you will be able to obtain them from the U.S. Information Agent and may be able to obtain them from your broker, dealer, bank, trust company or other nominee. All ADSs and Common Shares not accepted for payment will be returned to the stockholder or, in the case of tendered ADSs or Common Shares delivered by book-entry transfer, credited to the account at the book-entry transfer facility from which the transfer had previously been made, promptly after the expiration or termination of the U.S. Offer.

        Subject to any applicable rules and regulations of the SEC, we expressly reserve the right in our sole discretion to extend and/or amend the U.S. Offer at any time and from time to time for any reason. If we extend the U.S. Offer, we will notify the ADS Tender Agent and the Common Share Tender Agent by written notice or oral notice confirmed in writing and we will make an announcement to that effect no later than the next business day after the previously scheduled expiration date of the U.S. Offer. We do not intend to include a subsequent offering period.

        The U.S. Offer provides for withdrawal rights as required by U.S. securities laws. Therefore, you will be able to withdraw any tendered ADSs and Common Shares in accordance with the procedures set forth in "The Offer—Section 5—Withdrawal Rights" until we accept your ADSs and Common Shares for payment, which we expect will occur promptly following the expiration of the U.S. Offer and the determination of the final proration factor as set forth above.

        The distribution of this U.S. Offer to Purchase may, in some jurisdictions, be restricted by law. This U.S. Offer to Purchase is not an offer to purchase securities and it is not a solicitation of an offer to sell securities, nor shall there be any sale or purchase of securities pursuant hereto, in any jurisdiction in which such offer, solicitation or resale is not permitted or would be unlawful prior to registration or qualification under the laws of any such jurisdiction.

3.     Acceptance for Payment and Payment

        Upon the terms of the U.S. Offer, and subject to the Minimum Condition, the Offer Cap and the conditions set forth in "The Offer—Section 14—Conditions to the U.S. Offer", we will accept ADSs and Common Shares validly tendered, and not withdrawn, on or prior to 1:30 a.m., New York City time, on the U.S. Expiration Date, unless we extend the U.S. Offer. We will be deemed to have accepted for payment ADSs and Common Shares tendered pursuant to the U.S. Offer when, as and if we give oral or written notice of our acceptance to the ADS Tender Agent and the Common Share Tender Agent. Upon receipt of all required documentation, we will deliver to the ADS Tender Agent the aggregate U.S. dollar amount required to purchase those ADSs validly tendered and not withdrawn prior to the U.S. Expiration Date which are accepted by us and we will deliver to the Common Share Tender Agent the aggregate new Taiwan dollar amount required to purchase those Common Shares validly tendered and not withdrawn prior to the U.S. Expiration Date which are accepted by us. Upon our deposit of the aggregate U.S. dollar amount with ADS Tender Agent and the aggregate new Taiwan dollar amount with the Common Share Tender Agent, our obligation to make payment for the ADSs and Common Shares will be satisfied, and tendering ADS and Common Share holders must thereafter look solely to the ADS Tender Agent and the Common Share Tender Agent, respectively, for payment of net amounts owed to them by reason of the acceptance of ADSs and Common Shares pursuant to the U.S. Offer. The ADS Tender Agent will then make the subsequent payments to validly tendering ADS holders, less Fees and Deductions, and the Common Share Tender Agent will then make the subsequent payments to validly tendering Common Share holders. We expect the conversion from new Taiwan dollars to U.S. dollars and the subsequent payment of U.S. dollars to validly tendering ADS holders and new Taiwan dollars to validly tendering U.S. holders of Common Shares to occur no later than 5 business days after the U.S. Expiration Date.

        The conversion from new Taiwan dollars to U.S. dollars described above will occur when payment is made to the ADS Tender Agent. The aggregate new Taiwan dollar amount required to purchase those ADSs validly tendered and not withdrawn prior to the U.S. Expiration Date which are accepted by us will be converted to U.S. dollars at the exchange rate reported by the Taipei Forex Inc. which appears on the Reuters screen TAIFX1 page under the heading "Spot" as of 11:00 a.m. Taipei time on the date payment is made to the ADS Tender Agent, less Fees and Deductions. Therefore, at the time you tender your ADSs, you will not be able to determine the exact U.S. dollar amount of the cash consideration you will receive in the U.S. Offer. The actual amount of U.S. dollars you receive will depend upon the exchange rate prevailing at the time the ADS Depositary converts the new Taiwan dollars into U.S. dollars. You should be aware that the U.S. dollar/new Taiwan dollar exchange rate that is prevailing on the date on which you tender your ADSs may be different than the U.S. dollar/new Taiwan dollar exchange rate prevailing at the time the new Taiwan dollars are converted into U.S. dollars. In all cases, fluctuations in the U.S. dollar/new Taiwan dollar exchange rate are at your risk as the tendering ADS holder.

        You do not have to pay any brokerage fees or commissions as long as you have your ADSs or Common Shares registered in your name and tender them directly to the ADS Tender Agent or the Common Share Tender Agent, as applicable. If your ADSs or Common Shares are held through a broker or other financial intermediary, you should consult with them as to whether or not they charge any transaction fees or service charges. If your ADSs or Common Shares are held through a financial intermediary and your financial intermediary tenders your ADSs or Common Shares on your behalf, your financial intermediary may charge a fee for doing so. You should consult your financial intermediary to determine whether any charges will apply.

        Under no circumstances will we pay interest on the consideration paid for ADSs or Common Shares pursuant to the U.S. Offer, regardless of any extension of the U.S. Offer or any delay in making payment.

        If we do not accept for payment any ADSs tendered in the U.S. Offer for any reason (including due to proration), or if you submit Receipts for more ADSs than are tendered, we will return Receipts representing unpurchased or untendered ADSs, without expense to you (or, in the case of ADSs delivered through the DTC PTOP System, credited to the appropriate account maintained by the tendering shareholder), promptly following the expiration, termination or withdrawal of the Offer.

        If we do not accept for payment any Common Shares tendered in the U.S. Offer due to proration, the Common Share Tender Agent will credit such unpurchased or untendered Common Shares to the appropriate account maintained by the tendering shareholder, promptly following the expiration of the Offer. If we do not accept for payment any Common Shares tendered in the U.S. Offer due to your withdrawal of tendered Common Shares or for any other reason, the Common Share Tender Agent will return the Form 360 to your Custodian Bank promptly following the expiration, termination or withdrawal of the U.S. Offer.

4.     Procedure for Tendering ADSs and Common Shares

  ADS Tender Agent

        We have appointed Computershare Trust Company, N.A. to act as the ADS Tender Agent to facilitate the tendering of, and payment for, ADSs in the U.S. Offer. You should direct executed ADS Letters of Transmittal, if applicable, to the ADS Tender Agent at the address set forth on the back cover of this U.S. Offer to Purchase.

        If you are required to submit an ADS Letter of Transmittal and you deliver your Receipts or ADS Letter of Transmittal to an address other than as set forth on the back cover of this U.S. Offer to Purchase, your tender of ADSs will not be effective.

  Common Share Tender Agent

        We have appointed KGI Securities Co. Ltd. to act as the ADS Tender Agent to facilitate the tendering of, and payment for, Common Shares by U.S. holders in the U.S. Offer. You should direct executed Common Share Forms of Acceptance, if applicable, to the Common Share Tender Agent at the address set forth on the back cover of this U.S. Offer to Purchase.

        If you are required to submit a Common Share Form of Acceptance and you deliver your Common Share Form of Acceptance to an address other than as set forth on the back cover of this U.S. Offer to Purchase, your tender of Common Shares will not be effective.

  U.S. Information Agent

        We have appointed MacKenzie Partners, Inc. to act as the U.S. Information Agent for the U.S. Offer. If you are a registered holder of ADSs or Common Shares, this U.S. Offer to Purchase, the ADS Letter of Transmittal or the Common Share Form of Acceptance, as applicable, and other relevant materials have been or will be mailed or furnished to you. If you are a beneficial holder of ADSs or Common Shares, information relating to the U.S. Offer has been or will be mailed or furnished to you through your bank, broker or other custodian. If you would like to receive additional copies of these documents, you should contact the U.S. Information Agent at the address or the telephone numbers set forth on the back cover of this U.S. Offer to Purchase.

  Procedure for Tendering ADSs

        You can validly tender your ADSs by following the instructions below.

  ADSs in Registered Form

        If you are a registered holder of ADSs (i.e., you hold your ADSs directly on the books of the ADS Depositary) and you hold Receipts, you will need to do each of the following before the U.S. Expiration Date:

  •
  complete and execute the ADS Letter of Transmittal in accordance with the instructions on the ADS Letter of Transmittal; and

  •
  deliver the properly completed and duly executed ADS Letter of Transmittal, together with the Receipts evidencing your ADSs, if applicable, and any other documents specified in the ADS Letter of Transmittal, to the ADS Tender Agent.

        All signatures on an ADS Letter of Transmittal must be guaranteed by a financial institution (including most banks, savings and loan associations and brokerage houses) that is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (MSP) or any other "eligible guarantor institution" (as the term is defined in Rule 17Ad-15 under the Exchange Act) (each, an "Eligible Institution"), unless ADSs tendered are tendered (a) by a registered holder of Receipts or (b) for the account of an Eligible Institution. See Instructions 1 and 5 of the ADS Letter of Transmittal.

        If Receipts are forwarded to the ADS Tender Agent in multiple deliveries, a properly completed and duly executed ADS Letter of Transmittal must accompany each delivery.

        If Receipts are registered in the name of a person other than the signatory of the ADS Letter of Transmittal, or if payment is to be made or delivered to the name of a person other than the registered holder, then the tendered Receipts must be endorsed or accompanied by appropriate duly executed stock powers. The stock powers must be signed exactly as the name or names of the registered owner or owners appear on the Receipts, with the signature of the Receipts or stock powers guaranteed as described above. See Instructions 1 and 5 of the ADS Letter of Transmittal.

        If you fail to correctly deliver your ADS Letter of Transmittal and your Receipts evidencing your ADSs, if applicable, before 1:30 a.m., New York City time, on the U.S. Expiration Date, your tender will not be valid.

        You are cautioned to provide sufficient time to complete a valid tender prior to the U.S. Expiration Date.

  ADSs in Book-Entry Form

        If you are a beneficial holder of ADSs (i.e., you hold your ADSs in a brokerage or custodian account through an agent, including a broker, dealer, bank, trust company or other financial intermediary), you may only participate in the U.S. Offer by instructing your agent to electronically tender your ADSs on your behalf through DTC PTOP System. Your agent must then tender your ADSs electronically through DTC PTOP System in accordance with the instructions, procedures and deadlines established by DTC. As you may only tender through your agent, you should contact your agent promptly in order to obtain information regarding the procedures established by your agent for valid tenders and to obtain information regarding any earlier cut-off times or dates that have been established for your valid tender by either DTC or your agent.

        You are cautioned to provide sufficient time to complete a valid tender prior to the U.S. Expiration Date.

        Please refer to the materials forwarded to you by your agent to determine the manner in which you can timely instruct your agent to take these actions.

  Partial Tenders

        If you hold your ADSs in registered form and wish to tender fewer than all of your ADSs evidenced by Receipts, if applicable, that you deliver to the ADS Tender Agent, you should so indicate in your ADS Letter of Transmittal. In such case, a new Receipt evidencing the remainder of ADSs represented by your tendered Receipt(s) will be sent to the person(s) signing such ADS Letter of Transmittal, or delivered as such person(s) properly indicate(s) thereon, as promptly as practicable following the date the tendered ADSs are accepted for payment. If you do not specify otherwise in the ADS Letter of Transmittal, we will assume that you intend to tender all ADSs that you deliver to the ADS Tender Agent.

  Provisions Concerning Acceptances

        If you hold your ADSs in registered form and deliver an ADS Letter of Transmittal, Receipts evidencing ADSs, if applicable, and other required documents, or if you are a beneficial holder of ADSs and your agent tenders ADSs via DTC PTOP System, then you will be deemed, without any further action by the ADS Tender Agent, to have accepted the U.S. Offer with respect to those ADSs, subject to the terms set forth in this U.S. Offer to Purchase and the ADS Letter of Transmittal.

        Your acceptance of the U.S. Offer by tendering pursuant to these procedures, subject to your right to withdraw, will constitute a binding agreement between you and us on the terms of the U.S. Offer. If you tender ADSs, then you cannot subsequently surrender your ADSs to the ADS Depositary for delivery of underlying Common Shares or tender the underlying Common Shares in the ROC Offer, unless you have previously withdrawn your tender of ADSs.

        The method of delivering your Receipts, if applicable, the ADS Letter of Transmittal and all other required documents is at your option and risk. Receipts will be deemed delivered only when actually received by the ADS Tender Agent. In all cases, sufficient time should be allowed to ensure a timely delivery. We recommend that you send materials by overnight courier, by hand delivery or by registered mail with return receipt requested and proper insurance. Delivery should be effected as soon as possible but no later than 1:30 a.m., New York City time, on the U.S. Expiration Date. If you hold your ADSs in a brokerage or custodian account through an agent, you should be aware that banks, brokers and other nominee holders of ADSs generally establish their own earlier cut-off times and dates for receipt of instructions to ensure that those instructions will be timely received by DTC.

        Required documents must be transmitted to and received by the ADS Tender Agent at its applicable address set forth on the back cover page of this U.S. Offer to Purchase. Delivery of the ADS Letter of Transmittal does not constitute delivery to the ADS Tender Agent.

  Representations and Agreements With Respect to Tenders of ADSs

        If you or someone acting on your behalf executes an ADS Letter of Transmittal or delivers an agent's message, you are representing and warranting to us and agreeing with us that:

  •
  unless you subsequently withdraw your tendered ADSs in accordance with the terms of the U.S. Offer, you irrevocably accept the U.S. Offer in respect of the number of ADSs specified in the ADS Letter of Transmittal or tendered with an agent's message on the terms set forth in this U.S. Offer to Purchase and the related ADS Letter of Transmittal, and you will execute all other documents and take all other actions required to enable us to receive all rights to, and benefits of, the Common Shares represented by the tendered ADSs on the terms of the U.S. Offer;

  •
  unless you subsequently withdraw your ADSs in accordance with the terms of the U.S. Offer, you are irrevocably appointing the ADS Tender Agent as your attorney-in-fact, which appointment will become effective upon our acceptance of ADSs, to:

  •
  execute and deliver, on your behalf, all forms of transfer and other documents, including the Receipts representing your ADSs and other documents of title;

  •
  cancel any validly tendered ADSs upon payment for tendered ADSs; and

  •
  take all other actions as your attorney-in-fact considers necessary or expedient to vest in us or our nominees title to the Common Shares represented by ADSs that you tender or otherwise in connection with your acceptance of the U.S. Offer;

  •
  you or your agent holds title to the ADSs being tendered or, if you are tendering ADSs on behalf of another person, that other person holds title the ADSs that you are tendering;

  •
  neither you nor your agent nor any person on whose behalf you are tendering ADSs has granted to any person any right to acquire any ADSs that you are tendering or any other right with respect to any tendered ADSs;

  •
  unless you subsequently withdraw your ADSs in accordance with the terms of the U.S. Offer, you are irrevocably authorizing and requesting:

  •
  the ADS Tender Agent to block the transfer of your ADSs; and

  •
  us to record and act upon any instructions with respect to notices and payments relating to the Common Shares represented by your tendered ADSs which have been recorded in SPIL's books and records, including any actions necessary with respect to the ADS Depositary and its custodian's account with SPIL's share registrar, CTBC Bank;

  •
  you have full power, authority and capacity under applicable law to tender, sell, assign and transfer the ADSs tendered as specified in the ADS Letter of Transmittal; and

  •
  you will ratify each and every act which may be done or performed by us or any of our directors or agents (including the ADS Tender Agent) as permitted under the terms of the U.S. Offer.

  Procedure for Tendering Common Shares

        Pursuant to the Republic of China Regulations Governing Investment in Securities by Overseas Chinese and Foreign Nationals, you must beneficially hold Common Shares in book-entry form through your agent or custodian bank in Taiwan (your "Custodian Bank") under a designated foreign institutional investor ("FINI") identification number or a Foreign Individual Investor ("FIDI") identification number and trade Common Shares through a securities trading account with at a ROC registered securities brokerage firm.

        There are two ways you can participate in the U.S. Offer:

  •
  You or your Custodian Bank can open a KGI Brokerage Account (as defined below) by delivering (i) a Common Share Form of Acceptance to the Common Share Tender Agent at the address set forth on the back cover of this U.S. Offer to Purchase, with a copy to your Custodian Bank, and (ii) written instruction to your Custodian Bank, in the form attached as Annex A to the Common Share Form of Acceptance, with a copy to the Common Share Tender Agent, requesting your Custodian Bank to (a) open a KGI Brokerage Account by completing the necessary account opening documents on your behalf, including, among others, the KGI Brokerage Agreement, and (b) complete on your behalf a Form 360. To ensure that your Common Shares are tendered prior to expiration of the U.S. Offer, you should open your KGI Brokerage Account and request that your Custodian to deliver the Form 360 to the Common Share Tender agent no later than 12:00 midnight, New York City time, on September 21, 2015. Once your KGI Brokerage Account has been opened and the Form 360 has been received by the Common Share Tender Agent, the Common Share Tender Agent will, immediately prior to expiration of the U.S. Offer, electronically tender your Common Shares through the book-entry system maintained by the TDCC in accordance with the instructions, procedures and deadlines established by TDCC. You should contact your Custodian Bank and the Common Share Tender Agent promptly in order to obtain information regarding the procedures established by your particular Custodian Bank.

  •
  Alternatively, you may deliver (i) a Common Share Form of Acceptance to the Common Share Tender Agent at the address set forth on the back cover of this U.S. Offer to Purchase, with a copy to your Custodian Bank, and (ii) a Common Share POA, to your Custodian Bank, with a copy to the Common share Tender Agent. The Common Share POA will authorize the Common Share Tender Agent to act on your behalf for all matters in connection with your request to tender all or any portion of your Common Shares in the U.S. Offer, including for the Common Share Tender Agent to act on your behalf and instruct your Custodian Bank to transfer such Common Shares through the book-entry system maintained by the TDCC prior to the expiration of the U.S. Offer in accordance with the instructions, procedures and deadlines established by TDCC. The Common Share Tender Agent must receive a copy of your Common Share POA on or before 1:20 a.m., New York City time, on September 22, 2015, in order for your Common Shares to be validly tendered in the U.S. Offer. You should contact your Custodian Bank and the Common Share Tender Agent promptly in order to obtain information regarding the procedures established by your particular Custodian Bank.

        You are cautioned to provide sufficient time to complete a valid tender prior to the U.S. Expiration Date.

  Provisions Concerning Acceptances

        If you delivered the Common Share Form of Acceptance to the Common Share Tender Agent and your Custodian Bank and complied with the procedures outlined in the Common Share Form of Acceptance, then you will be deemed, without any further action by the Common Share Tender Agent, to have accepted the U.S. Offer with respect to those Common Shares, subject to the terms set forth in this U.S. Offer to Purchase and the Common Share Form of Acceptance.

        Your acceptance of the U.S. Offer by tendering pursuant to these procedures, subject to your right to withdraw, will constitute a binding agreement between you and us on the terms of the U.S. Offer.

        The method of delivering your Common Share Form of Acceptance and all other required documents is at your option and risk. Documents will be deemed delivered only when actually received by the Common Share Tender Agent. In all cases, sufficient time should be allowed to ensure a timely delivery. We recommend that you send materials by overnight courier, by hand delivery or by registered mail with return receipt requested and proper insurance. You should be aware that your Custodian Bank may establish its own earlier cut-off times and dates for receipt of instructions to ensure that those instructions will be timely received by the Common Share Tender Agent.

        Required documents must be transmitted to and received by the Common Share Tender Agent at its applicable address set forth on the back cover page of this U.S. Offer to Purchase and your Custodian Bank. Delivery of the Common Share Form of Acceptance does not constitute delivery to the Common Share Tender Agent.

  Representations and Agreements With Respect to Tenders of Common Shares

        If you or your Custodian Bank acting on your behalf executes a Common Share Form of Acceptance or delivers your Custodian Bank's message, you are representing and warranting to us and agreeing with us that:

  •
  you are a U.S. holder (within the meaning of Rule 14d-1(d) under the Exchange Act);

  •
  unless you subsequently withdraw your tendered Common Shares in accordance with the terms of the U.S. Offer, you irrevocably accept the U.S. Offer in respect of the number of Common Shares specified in the Common Share Form of Acceptance or tendered with your Custodian Bank's message on the terms set forth in this U.S. Offer to Purchase and the related Common Share Form of Acceptance, and you will execute all other documents and take all other actions required to enable us to receive all rights to, and benefits of, the Common Shares represented by the tendered Common Shares on the terms of the U.S. Offer;

  •
  unless you subsequently withdraw your Common Shares in accordance with the terms of the U.S. Offer, you are irrevocably appointing the Common Share Tender Agent as your attorney-in-fact, which appointment will become effective upon our acceptance of Common Shares, to:

  •
  execute and deliver, on your behalf, all forms of transfer and other documents, including other documents of title;

  •
  cancel any validly tendered Common Shares upon payment for tendered Common Shares; and

  •
  take all other actions as your attorney-in-fact considers necessary or expedient to vest in us or our nominees title to the Common Shares represented by Common Shares that you tender or otherwise in connection with your acceptance of the U.S. Offer;

  •
  you or your Custodian Bank holds title to the Common Shares being tendered or, if you are tendering Common Shares on behalf of another person, that other person holds title the Common Shares that you are tendering;

  •
  neither you nor your Custodian Bank nor any person on whose behalf you are tendering Common Shares has granted to any person any right to acquire any Common Shares that you are tendering or any other right with respect to any tendered Common Shares;

  •
  unless you subsequently withdraw your Common Shares in accordance with the terms of the U.S. Offer, you are irrevocably authorizing and requesting the Common Share Tender Agent to block the transfer or instruct your Custodian to block the transfer of your Common Shares;

  •
  you have a valid FINI or FIDI identification number, and have a tax agent in Taiwan;

  •
  you and your Custodian Bank have full power, authority and capacity under applicable law to tender, sell, assign and transfer the Common Shares tendered as specified in the Common Share Form of Acceptance; and

  •
  you will ratify each and every act which may be done or performed by us or any of our directors or agents (including the Common Share Tender Agent) as permitted under the terms of the U.S. Offer.

  No Guaranteed Delivery Procedure

        We are not providing for a guaranteed delivery procedure; therefore, you may not accept the U.S. Offer by delivery of a notice of guaranteed delivery. The only method for accepting the U.S. Offer is pursuant to the procedures described above. We urge you to allow sufficient time for the necessary tender procedures to be completed by you during normal business hours and prior to the U.S. Expiration Date.

  Determination of Validity

        We will determine, in our sole discretion, all questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of ADSs and Common Shares, and our determination shall be final and binding. We reserve the absolute right to reject any or all tenders of ADSs or Common Shares that we determine not to be in proper form or the acceptance for payment of or payment for which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defect (including timing of receipt) or irregularity in any tender of ADSs or Common Shares, whether or not similar defects or irregularities are waived in the case of other holders of ADSs or Common Shares. No tender of ADSs or Common Shares will be deemed to have been validly made until all defects and irregularities with respect to such tender have been cured or waived. None of Purchaser, the ADS Tender Agent, the Common Share Tender Agent, the U.S. Information Agent or any other person will be under any duty to give notification of any defect or irregularity in tenders or to waive any such defect or irregularity or incur any liability for failure to give any such notification or waiver. Our interpretation of the terms of the U.S. Offer (including the ADS Letter of Transmittal and Common Share Form of Acceptance and the instructions thereto) will be final and binding.

  Deposit of Common Shares in Exchange for ADSs and Delivery of ADSs

        If you are a non-U.S. holder of Common Shares and wish to participate in the U.S. Offer, you must deposit your Common Shares with the ADS Depositary in exchange for ADSs that can be subsequently tendered in the U.S. Offer. To deposit your Common Shares with the ADS Depositary, you must, prior to the expiration of the U.S. Offer, instruct SPIL's share registrar, CTBC Bank or your local depositary through which you hold your Common Shares, to credit the ADS Depositary's account with your Common Shares. The ability to deposit Common Shares into SPIL's ADS program is restricted by Republic of China law. Under current Republic of China law, no person or entity may deposit shares into an American depositary share program without the specific approval of the FSC or reliance on certain exemptions provided by Republic of China Law. The ADS Depositary will then issue ADSs through DTC if the Common Share holder is a DTC participant or Receipts if the Common Share holder is not a DTC participant. Each Common Share so deposited will entitle you to one-fifth of an ADS.

        If you receive ADSs through DTC, you may then tender the ADSs so received by following the instructions in "The Offer—Section 4—Procedure for Tendering ADSs—ADSs in Book-Entry Form". If you receive Receipts, you may then tender the ADSs so received by following the instructions in "The Offer—Section 4—Procedure for Tendering ADSs—ADSs in Registered Form".

        Non-U.S. holders of Common Shares that would like to participate in the U.S. Offer pursuant to the procedure described above are advised to do so as promptly as practicable to ensure sufficient time to tender the ADSs in the U.S. Offer. You can contact the ADS Depositary concerning the conversion of your Common Shares to ADSs +1 (800) 990-1135. Any such deposit of Common Share and exchange for ADSs will be subject to the terms, conditions and limitations of the ADS depositary agreement.

5.     Withdrawal Rights

        Except as otherwise provided in this Section 5, tenders of ADSs and Common Shares made pursuant to the U.S. Offer are irrevocable.

        You may withdraw your tender of ADSs and Common Shares at any time prior to our acceptance of tendered ADSs and Common Shares. We will be deemed to have accepted for payment ADSs and Common Shares tendered pursuant to the U.S. Offer when, as and if we give oral or written notice of our acceptance to the ADS Tender Agent and the Common Share Tender Agent. We expect that we will accept, subject to the Minimum Condition, the Offer Cap and the other conditions set forth in the U.S. Offer to Purchase, ADSs and Common Shares validly tendered and not withdrawn promptly following the expiration of the U.S. Offer and the determination of the final proration factor as set forth above. Therefore, you will not be permitted to withdraw your tendered ADSs or Common Shares following the U.S. Expiration Date, provided that unless theretofore accepted for payment as provided herein, tenders of ADSs and Common Shares may also be withdrawn after October 23, 2015 (the "Statutory Withdrawal Date"), which is 60 days from the date of the commencement of the U.S. Offer.

        If you hold your ADSs in registered form and have previously delivered an ADS Letter of Transmittal to the ADS Tender Agent, together with Receipts evidencing your ADSs, if applicable, for a withdrawal to be effective, you must deliver a signed written notice of withdrawal to the ADS Tender Agent at its applicable address on the back cover of this U.S. Offer to Purchase. If you are a beneficial holder of ADSs and your agent has tendered ADSs on your behalf through DTC PTOP System, you need to contact the agent who tendered your ADSs to request it to make the withdrawal in accordance with the procedures of DTC.

        If you are a U.S. holder of Common Shares and if you or your Custodian Bank has (i) opened a KGI Brokerage Account and (ii) delivered a Form 360 to the Common Share Tender Agent, you should instruct your Custodian Bank to contact the Common Share Tender Agent and deliver a written notice of withdrawal. Upon receipt by the Common Share Tender Agent of such withdrawal notice, the Common Share Tender Agent will return the Form 360, effectuating the withdrawal. If you are a U.S. holder of Common Shares and if you delivered a Common Share POA to the Common Share Tender Agent, you should contact the Common Share Tender Agent and deliver a written notice revoking the Common Share POA.

        The notice of withdrawal must be received before 1:30 a.m., New York City time, on the U.S. Expiration Date or after the Statutory Withdrawal Date if your ADSs or Common Shares are not theretofore accepted for payment. Any notice of withdrawal must specify:

  •
  the name of the person who tendered ADSs or Common Shares to be withdrawn;

  •
  the number of ADSs or Common Shares to be withdrawn;

  •
  the name of the registered holder of the ADSs or Common Shares to be withdrawn, if different from that of the person who tendered such ADS or Common Shares s. If you have delivered Receipts evidencing your ADSs to the ADS Tender Agent then, in order for the Receipts to be released, you must also:

  •
  submit the serial number shown on the particular Receipt tendered evidencing ADSs to be withdrawn; and

  •
  have the signature on the notice of withdrawal guaranteed by an Eligible Institution, except in the case of ADSs tendered by or for the account of an Eligible Institution.

        If you are a beneficial holder of ADSs and your agent has tendered ADSs on your behalf through DTC PTOP System, as set forth in "Section 4—Procedure for Tendering ADSs", the notice of withdrawal must also specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn ADSs.

        You may not rescind a notice of withdrawal. We will deem withdrawn ADSs and Common Shares to be not validly tendered for purposes of the U.S. Offer. However, you may re-tender withdrawn ADSs or Common Shares at any time prior to 1:30 a.m., New York City time, on the U.S. Expiration Date, by following the procedures for tendering described above in "Section 4—Procedure for Tendering ADSs and Common Shares".

        All questions as to the form and validity, including time of receipt, of any notice of withdrawal will be determined by us, in our sole discretion, subject to applicable law, which determination shall be final and binding. None of Purchaser, the ADS Tender Agent, the Common Share Tender Agent, the U.S. Information Agent or any other person, will be under any duty to give notification of any defect or irregularity in any notice of withdrawal or incur any liability for failure to give any such notification.

6.     Material Tax Consequences

  Certain U.S. Federal Income Tax Considerations

        The following is a summary of certain U.S. federal income tax considerations relating to the sale of ADSs and Common Shares pursuant to the U.S. Offer. The summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), administrative pronouncements, judicial decisions, final, temporary and proposed Treasury regulations, all as of the date hereof, any of which is subject to change, possibly with retroactive effect.

        The summary applies only to holders that hold ADSs or Common Shares as capital assets within the meaning of Section 1221 of the Code. In addition, it does not address special classes of holders, such as persons who acquired ADSs or Common Shares pursuant to the exercise of an employee stock option or otherwise as compensation; dealers in securities or currencies; banks; financial institutions; insurance companies; tax-exempt entities; entities classified as partnerships for U.S. federal income tax purposes; persons holding ADSs or Common Shares as part of a hedging transaction, straddle, wash sale, conversion transaction or integrated transaction; U.S. holders (as defined below) that have a functional currency other than the U.S. dollar; and certain former citizens and residents of the United States.

        If an entity that is classified as a partnership for U.S. federal income tax purposes holds ADSs or Common Shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and upon the activities of the partnership. Partnerships holding ADSs or Common Shares and partners in such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of holding and disposing of the ADSs or Common Shares.

        In addition, the summary does not describe any tax consequences arising from the laws of any state, local or non-U.S. jurisdiction. Accordingly, each holder should consult its tax advisor with regard to the U.S. Offer and the application of U.S. federal income tax laws, as well as the laws of any state, local or non-U.S. taxing jurisdictions, to its particular situation.

  U.S. Holders

        As used herein, the term "U.S. holder" means a beneficial owner of an ADS or Common Share that is, for U.S. federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a corporation or any other organization taxable as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

  •
  an estate or trust, the income of which is included in gross income for U.S. federal income tax purposes, regardless of its source.

        The sale of ADSs or Common Shares by a U.S. holder pursuant to the U.S. Offer generally will be a taxable transaction for U.S. federal income tax purposes in which the U.S. holder recognizes gain or loss equal to the difference between the amount realized by the U.S. holder and the U.S. holder's adjusted tax basis in the ADSs or Common Shares surrendered, in each case determined in U.S. dollars. Gain or loss must be determined separately for each block of ADSs or Common Shares (i.e., ADSs or Common Shares acquired at the same cost in a single transaction) that is purchased under the U.S. Offer. Subject to the discussion below, such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if at the time of the sale the ADS or Common Share has been held for more than one year.

        For a cash-method U.S. holder of Common Shares, the amount realized will equal the U.S. dollar value of the new Taiwan dollar consideration received by the holder based on the spot rate on the date of receipt, regardless of whether the new Taiwan dollar consideration is in fact converted into U.S. dollars. For an accrual-method U.S. holder of Common Shares, absent an election to the contrary, the amount realized generally will equal the new Taiwan dollar price of Common Shares on the expiration date of the U.S. Offer, translated into U.S. dollars based on the spot rate on such date. An accrual-method U.S. holder of Common Shares should consult its tax advisor regarding the availability of an election to be treated as a cash-method taxpayer for this purpose.

        No foreign currency gain or loss will be recognized with respect to the receipt of the new Taiwan dollar consideration. New Taiwan dollars received will have a tax basis equal to their U.S. dollar value at the time such new Taiwan dollars are acquired by a U.S. holder. A U.S. holder may be required to recognize foreign currency gain or loss (which will be ordinary in character) on a subsequent sale, conversion or other disposition of the new Taiwan dollars.

        For a cash-method U.S. holder of ADSs, the amount realized will be the U.S. dollar consideration received by the holder. For an accrual-method U.S. holder of ADSs, absent an election as discussed above, the amount realized generally will equal the new Taiwan dollar price of ADSs on the expiration date of the U.S. Offer, translated into U.S. dollars based on the spot rate on such date. An accrual-method U.S. holder of ADSs may recognize foreign currency gain or loss if the U.S. dollar amount actually received by the U.S. holder differs from the amount realized by such U.S. holder on the sale of the ADSs on the expiration date of the U.S. Offer, expressed in U.S. dollars (as described above). U.S. holders should consult their tax advisors regarding the treatment of foreign currency gain or loss, if any.

        The foregoing discussion assumes that SPIL is not a "passive foreign investment company" for U.S. federal income tax purposes (a "PFIC") at the time of the U.S. Offer. Because PFIC status is determined annually and depends upon the composition of a company's income and assets from time to time, there can be no assurance that SPIL will not be considered a PFIC for any taxable year.

        If SPIL is treated as a PFIC for any taxable year during which a U.S. holder holds ADSs or Common Shares, certain adverse consequences could apply to the U.S. holder. Specifically, gain recognized by a U.S. holder on a sale or other disposition of an ADS or Common Share would be allocated ratably over the U.S. holder's holding period for the ADS or Common Share. The amounts allocated to the taxable year of the sale or other exchange and to any year before SPIL was a PFIC would be treated as ordinary income in the current year. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, and an interest charge would be imposed on the resulting tax liability. Further, any distribution in excess of 125% of the average of the annual distributions received by the U.S. holder during the preceding three years or the U.S. holder's holding period, whichever is shorter, would be subject to taxation as described above. In addition, if SPIL is treated as a PFIC in a taxable year in which it pays a dividend or the prior taxable year, the reduced tax rate that might otherwise apply to such dividend if paid to certain non-corporate holders, would not apply.

  Non-U.S. Holders

        As used herein, the term "Non-U.S. holder" means a beneficial owner of an ADS or Common Share that is, for U.S. federal income tax purposes:

  •
  a nonresident alien individual;

  •
  a foreign corporation; or

  •
  a foreign estate or trust.

        "Non-U.S. holder" does not include a holder who is an individual present in the United States for 183 days or more in the taxable year of the disposition of ADSs or Common Shares and who is not otherwise a resident of the United States for U.S. federal income tax purposes. Such a holder is urged to consult his or her tax advisor regarding the U.S. federal income tax consequences of the sale of ADSs or Common Shares pursuant to the U.S. Offer.

        Subject to the discussion below concerning backup withholding, a Non-U.S. holder generally will not be subject to U.S. federal income tax on gain recognized on a sale of ADSs or Common Shares pursuant to the U.S. Offer, unless the gain is effectively connected with a trade or business of the Non-U.S. holder in the United States, subject to an applicable income tax treaty providing otherwise.

        If a Non-U.S. holder is engaged in a trade or business in the United States and gain recognized by the Non-U.S. holder on a sale of ADSs or Common Shares pursuant to the U.S. Offer is effectively connected with the conduct of such trade or business, the Non-U.S. holder will generally be taxed in the same manner as a U.S. holder (see "U.S. holders" above), subject to an applicable income tax treaty providing otherwise. Non-U.S. holders whose gain from a sale of ADSs or Common Shares may be effectively connected with the conduct of a trade or business in the United States are urged to consult their tax advisors with respect to the U.S. tax consequences of the ownership and disposition of ADSs or Common Shares, including the possible imposition of a branch profits tax.

  Backup Withholding and Information Reporting

        Payments made to holders of ADSs or Common Shares pursuant to the U.S. Offer may be subject to information reporting and backup withholding. A U.S. holder will be subject to U.S. backup withholding if the U.S. holder fails to provide its taxpayer identification number and comply with certain certification procedures or otherwise establish an exemption from backup withholding. A Non-U.S. holder may be subject to information reporting and backup withholding with respect to proceeds from the sale of ADSs or Common Shares pursuant to the U.S. Offer unless the Non-U.S. holder complies with certification procedures to establish that it is not a United States person (e.g., by providing an Internal Revenue Service Form W-8BEN or W-8BEN-E, as appropriate, certifying its status as a Non-U.S. holder). Any amounts withheld under backup withholding rules will be allowed as a credit against the holder's U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

  Certain Republic of China Taxation Considerations

        At the closing of the ROC Offer and the U.S. Offer, the tendering holders of Common Shares that are accepted for payment under the ROC Offer and the U.S. Offer by us will be subject to the Republic of China securities transaction tax of 0.3%. At the closing of the ROC Offer and the U.S. Offer, such securities transaction tax and certain applicable fees will be deducted from the payments made to tendering holders of Common Shares (settled by the Common Share Tender Agent) and payment will be rounded down to the nearest whole new Taiwan dollar.

        Non-resident entities are exempt from Republic of China income tax on capital gains from their sale of Common Shares in the ROC Offer and the U.S. Offer. However, non-resident individuals will be subject to Republic of China income tax on capital gains from their sale of Common Shares in the ROC Offer and the U.S. Offer. The capital gain tax will be levied on the difference between (i) the aggregate amount of the tender offer consideration paid by the Bidder to such non-resident individual and (ii) the aggregate purchase price or cost that such non-resident individual originally paid for the purchase of such tendered Common Shares. Capital loss incurred therefrom can be deducted from capital gains in calculating the net capital gain and income tax liability, but cannot be carried forward to subsequent years.

        As used in the preceding sentence, a "non-resident individual" is a non-Republic of China national who owns Common Shares or ADSs and is not physically present in the ROC for 183 days or more during any calendar year, and a "non-resident entity" is a corporation or a non-corporate body that owns Common Shares or ADSs, is organized under the laws of a jurisdiction other than the Republic of China and has no fixed place of business or business agent in the Republic of China.

        Net capital gains are taxed in the Republic of China at a flat rate of 15%. In addition, only 50% of the net capital gains will be subject to income tax if the non-resident individual has held Common Shares for one year or longer. As a result, the tax agent of each non-resident individual should pay the income tax payable, if any, and file an income tax return in May each year for the capital gains that the non-resident individual generated in the previous year.

        The sale of ADSs pursuant to the U.S. Offer will not be subject to the Republic of China securities transaction tax. Gains on the sale of ADSs pursuant to the U.S. Offer are not subject to Republic of China income tax.

7.     Price Range of ADSs and Common Shares

        The ADSs are listed and traded on the NASDAQ under the symbol "SPIL", which is the principal trading market for the ADSs. The following table sets forth for the periods indicated the intraday high and low sale prices per ADS on the NASDAQ as reported in published financial sources:

	High	Low
2013
First Quarter	$5.83	$5.06
Second Quarter	6.27	5.27
Third Quarter	6.50	5.24
Fourth Quarter	6.19	5.64
2014
First Quarter	$6.89	$5.62
Second Quarter	8.44	6.78
Third Quarter	8.88	6.65
Fourth Quarter	7.69	6.41
2015
First Quarter	$9.09	$7.46
Second Quarter	8.58	7.27
Third Quarter (through August 31, 2015)	7.65	4.915

        Dividends of $0.299401 and $0.225884 were paid on each ADS on August 20, 2014 and August 16, 2013, respectively. On June 25, 2015, SPIL declared a dividend of $0.484231 per ADS.

        On August 20, 2015, the last full trading day before we announced our intention to launch the Offers, the closing price of ADSs reported on the NASDAQ was $5.18 per ADS. On August 31, 2015, the last full trading day before the date of this U.S. Offer to Purchase, the closing price of ADSs reported on the NASDAQ was $6.17 per ADS. You should obtain current market quotations for ADSs before deciding whether to tender your ADSs.

        The Common Shares are listed and traded on the TSE under the ticker "2325", which is the principal trading market for the Common Shares. The following table sets forth for the periods indicated the intraday high and low sale prices per Common Share on the TSE as reported in published financial sources:

	High		Low
2013
First Quarter	NT$	31.52	NT$	27.83
Second Quarter		34.74		28.98
Third Quarter		35.94		30.84
Fourth Quarter		35.33		32.53
2014
First Quarter	NT$	40.34	NT$	34.12
Second Quarter		48.97		39.71
Third Quarter		53.30		41.00
Fourth Quarter		48.65		39.05
2015
First Quarter	NT$	56.20	NT$	47.20
Second Quarter		52.40		45.00
Third Quarter (through August 31, 2015)		47.45		33.10

        Dividends of NT$1.37 and NT$1.80 were paid on each Common Share for the years 2012 and 2013, respectively. On March 19, 2015, SPIL's board of directors approved a proposal to distribute cash dividends of NT$3.00 per share for the year 2014.

        On August 20, 2015, the last full trading day before we announced our intention to launch the Offers, the closing price of Common Shares reported on the TSE was NT$33.80 per Common Share. On August 31, 2015, the last full trading day before the date of this U.S. Offer to Purchase, the closing price of Common Shares reported on the TSE was NT$40.00 per Common Share. You should obtain current market quotations for Common Shares before deciding whether to tender your Common Shares.

8.     Possible Effects of the Offers on the Market for ADSs

        If you decide not to tender your ADSs, you will still own the same amount of ADSs, and we expect that the ADSs will still be listed on the NASDAQ. If you decide not to tender your Common Shares, you will still own the same amount of Common Shares, and we expect that the ADSs will still be listed on the TSE. We do not believe that the consummation of the Offers will result in the delisting of Common Shares from the TSE. Depending on the extent to which shareholders tender Common Shares and/or ADSs in the Offers, our purchase of ADSs and Common Shares pursuant to the U.S. Offer may reduce the number of ADSs and Common Shares that might otherwise trade publicly, which could adversely affect the liquidity and market value of the remaining ADSs and Common Shares held by the public. However, we cannot predict whether a reduction in the number of ADSs or Common Shares that might otherwise trade publicly would have an adverse or beneficial effect on the market price for, or marketability of, the ADSs or the Common Shares.

9.     Certain Information Concerning SPIL

        The information concerning SPIL contained in this U.S. Offer to Purchase has been taken from or is based upon publicly available documents and records on file with the SEC and other public sources and is qualified in its entirety by reference thereto. None of Purchaser, the U.S. Information Agent or the ADS Tender Agent can take responsibility for the accuracy or completeness of the information contained in such documents and records or for any failure by SPIL to disclose events that may have occurred or may affect the significance or accuracy of any such information but that are unknown to Purchaser, the U.S. Information Agent or the ADS Tender Agent.

        According to SPIL's Annual Report on Form 20-F for the year ended December 31, 2014, the SPIL was incorporated in the Republic of China on May 17, 1984. The principal executive offices of SPIL are located at No. 123, Sec. 3, Da Fong Road, Tantzu, Taichung, Taiwan, Republic of China and its telephone number is +886 4-2534-1525. SPIL is a leading independent provider of semiconductor packaging and testing services. As of August 15, 2015, a total of 58,221,335 ADSs (representing 291,106, 675 Common Shares) were outstanding. As of March 31, 2015, a total of 3,116,361,139 Common Shares (including the Common Shares represented by the ADSs) were outstanding.

        SPIL is subject to the informational and reporting requirements of the Exchange Act and in accordance therewith files and furnishes periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. You may read and copy any such reports, statements or other information at the SEC's Public Reference Room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. SPIL's filings are also available to the public from commercial document retrieval services and at the SEC's Web site at www.sec.gov.

10.   Certain Information Concerning Purchaser

        We are a company incorporated and existing under the laws of the Republic of China incorporated on March 23, 1984, with principal executive offices 26 Chin Third Road, Nantze Export Processing

Zone, Nantze, Kaohsiung, Taiwan, Republic of China. The telephone number of our principal executive offices is +886 7-361-7131. We are principally engaged in providing semiconductor packaging and testing services.

        The name, business address, current principal occupation or employment, five-year employment history and citizenship of each director and executive officer of Purchaser and certain other information are set forth on Schedule A to this U.S. Offer to Purchase.

        None of Purchaser and, to Purchaser's knowledge, the persons listed in Schedule A to this U.S. Offer to Purchase has been (a) convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining that person from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws.

        Except as set forth elsewhere in this U.S. Offer to Purchase: (a) none of Purchaser and, to Purchaser's knowledge, the persons listed in Schedule A hereto or any associate or majority owned subsidiary of Purchaser or of any of the persons so listed, beneficially owns or has a right to acquire any Common Shares, ADSs or other equity securities of SPIL; (b) none of Purchaser and, to Purchaser's knowledge, the persons listed in Schedule A hereto or any associate or majority owned subsidiary of Purchaser or of any of the persons so listed has effected any transaction in Common Shares, ADSs or other equity securities of SPIL during the past 60 days; and (c) during the two years before the date of this U.S. Offer to Purchase, there have been no transactions between Purchaser, its subsidiaries or, to Purchaser's knowledge, any of the persons listed in Schedule A to this U.S. Offer to Purchase, on the one hand, and SPIL or any of its executive officers, directors, controlling shareholders or affiliates, on the other hand, that would require reporting under SEC rules and regulations.

        We do not believe our financial condition is relevant to your decision whether to tender your ADSs and accept the U.S. Offer because (i) as described below, we have sufficient available cash to fund our purchase of the ADSs and (ii) consummation of the U.S. Offer is not subject to any financing condition.

        Purchaser is subject to the informational and reporting requirements of the Exchange Act and in accordance therewith files and furnishes periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. You may read and copy any such reports, statements or other information at the SEC's Public Reference Room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Purchaser's filings are also available to the public from commercial document retrieval services and at the SEC's Web site at www.sec.gov.

11.   Source and Amount of Funds

        Assuming the Offers are fully subscribed, we will need approximately NT$35.1 billion to purchase the Common Shares and ADSs pursuant to the Offers and to pay related fees and expenses. We have sufficient available cash to fund our purchase.

        The Offers are not conditioned upon any financing arrangements or subject to a financing condition.

12.   Background of the Offers

        The Board of Directors and senior management of Purchaser regularly review and assess Purchaser's operations, performance, prospects and strategic direction. Purchaser believes that in light of the increase in competition and the consolidation trends in the global semiconductor industry, an investment in SPIL would present attractive opportunities. In Purchaser's view, the Common Shares and ADSs represent an attractive investment from a financial perspective. In addition, Purchaser hopes that an investment in SPIL may facilitate the seeking of future cooperation opportunities with SPIL, in a manner consistent with all applicable laws, in an effort to maintain and promote the competitiveness of Purchaser. The Common Shares and ADSs acquired through the Offers will otherwise be held as a financial investment.

        On August 28, 2015, SPIL issued a press release and filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC announcing the SPIL Board recommendation that SPIL's shareholders reject the Offers and not tender any ADSs or Common Shares into the Offers. The Schedule 14D-9 describes the Offers as "opportunistic" and failing to "reflect the underlying value of [SPIL's] assets, operations and business prospects." The SPIL Board indicated that they relied on inadequacy opinions provided by J.P. Morgan Securities (Asia Pacific) Limited and Ding Shuo Certified Public Accountants. The Schedule 14D-9 further disclosed that, on August 28, 2015, SPIL entered into a letter of intent with Hon Hai Precision Industry Co., Ltd. ("Hon Hai") pursuant to which (i) SPIL will issue 840,600,000 Common Shares in exchange for 359,230,769 common shares issued by Hon Hai, representing approximately 21.24% and 2.20% of the issued and outstanding share capital of SPIL and Hon Hai, respectively (the "Share Exchange") and (ii) SPIL and Hon Hai will cooperate on certain commercial matters. The Share Exchange is subject to the approval of SPIL's shareholders.

        On August 28, 2015, in response to the Schedule 14D-9 recommendation, Purchaser issued a press release reaffirming its interest in the Offers and stating:

  The [Offers] will continue to proceed in Taiwan and in the U.S. pursuant to the applicable rules and regulations, and will not be affected by the Hon Hai deal announcement. Based upon the extremely limited information contained in SPIL's announcement, SPIL has in a four day time period agreed a major transaction with Hon Hai. At no point after commencement of [Purchaser's] bid did SPIL make any effort to determine whether there were possible basis on which [Purchaser's] bid could be acceptable to SPIL. Instead, SPIL has crafted a substantially similar investment structure with Hon Hai, except that it offers zero cash to SPIL's shareholders, and appears to place an implied value for SPIL of NT$37.86 per Common Share, compared to [Purchaser's] cash offer price of NT$45.00 per Common Share. It is also a discount to SPIL's current market price. This is difficult to reconcile with the views of SPIL's certificated public accountant concerning the reasonable valuation range for SPIL's shares. [Purchaser] continue[s] to believe that [its] bid represent[s] compelling value for SPIL's shareholders.

13.   Purpose of the Offers; Plans for SPIL

        The purpose of the Offers is to make a significant financial investment in SPIL. In addition, Purchaser hopes that its investment in SPIL may facilitate the seeking of future cooperation opportunities with SPIL, in a manner consistent with all applicable laws, in an effort to maintain and promote the competitiveness of Purchaser although Purchaser has not formulated any specific plans or proposals with respect to any such cooperation.

        After completion of the Offers, Purchaser will continue to review its investment in SPIL on the basis of available information. While Purchaser currently expects to hold its shares in SPIL as a financial investment, it reserves the right to increase or decrease its ownership stake from time to time.

        Except as described above or elsewhere in this U.S. Offer to Purchase, Purchaser has no present plans or proposals that would relate to or result in an extraordinary corporate transaction involving SPIL or any of its subsidiaries (such as a merger, reorganization, liquidation, or sale or other transfer of a material amount of assets), any change in the SPIL board or management, any material change in SPIL's indebtedness, capitalization or dividend rate or policy or any other material change in SPIL's corporate structure or business.

14.   Conditions to the U.S. Offer

        Notwithstanding any other provision of the U.S. Offer, Purchaser shall not be required to accept for payment or pay for any ADSs or Common Shares pursuant to the U.S. Offer if immediately prior to the U.S. Expiration Time, the Minimum Condition is not satisfied; or if at any time after the date of the U.S. Offer and prior to the U.S. Expiration Time any of the following conditions exists or has occurred and is continuing at the then scheduled U.S. Expiration Time:

  (a)
  SPIL shall have suffered any significant change or event in its financial condition or business operations (including, but not limited to, false statements or omissions in its financial reports or other documents filed or announced by SPIL), or Purchaser enters into bankruptcy or is reorganized due to a court ruling; or

  (b)
  the FSC or the SEC shall have required termination of either Offer.

        The forgoing conditions are for the sole benefit of Purchaser, and Purchaser expressly reserves the right (in its sole discretion) to waive, in whole or in part, at any time and from time to time in its sole discretion at or prior to the U.S. Expiration Time any such conditions.

15.   Regulatory Approvals

        Based on our examination of publicly available information filed by the SPIL with the SEC and other publicly available information concerning SPIL, we are not aware of any governmental license or regulatory permit that appears to be material to SPIL's business that might be adversely affected by our acquisition of Common Shares and ADSs pursuant to the Offers or of any approval or other action by any government or governmental administrative or regulatory authority or agency, domestic or foreign, that would be required for our acquisition or ownership of Common Shares and ADSs pursuant to the Offers. Should any such approval or other action be required or desirable, we currently contemplate that such approval or other action will be sought. There can be no assurance that any such approval or other action, if needed, would be obtained (with or without substantial conditions) or that if such approvals were not obtained or such other actions were not taken adverse consequences might not result to SPIL. Our obligation under the Offer to accept for payment and pay for ADSs and Common Shares is subject to the conditions set forth in "The Offer—Section 14—Conditions to the U.S. Offer".

16.   Fees and Expenses

        We have retained MacKenzie Partners, Inc. to act as the U.S. Information Agent, Computershare Trust Company, N.A. to act as the ADS Tender Agent in connection with the U.S. Offer and KGI Securities Co. Ltd. to act as the Common Share Tender Agent in connection with the U.S. Offer. The U.S. Information Agent may contact holders of ADSs and Common Shares by mail, telephone, telegraph, email and personal interviews and may request brokers, dealers, commercial banks, trust companies and other nominees to forward materials relating to the U.S. Offer to beneficial owners. The U.S. Information Agent, the ADS Tender Agent and the Common Share Tender Agent each will receive reasonable and customary compensation for their respective services, will be reimbursed for certain reasonable out-of-pocket expenses and will be indemnified against certain liabilities in connection therewith, including certain liabilities under the U.S. federal securities laws.

        We will not pay any fees or commissions to any broker or dealer or any other person (other than the U.S. Information Agent, the ADS Tender Agent and the Common Share Tender Agent) for soliciting tenders of ADSs pursuant to the U.S. Offer. Brokers, dealers, commercial banks, trust companies and other nominees will, upon request, be reimbursed by us for reasonable and necessary costs and expenses incurred by them in forwarding materials to their customers.

17.   Miscellaneous

        The U.S. Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of ADSs or Common Shares in any jurisdiction in which the making of the U.S. Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. We are not aware of any jurisdiction where the making of the U.S. Offer is prohibited by any administrative or judicial action pursuant to any valid statute. If we become aware of any valid statute prohibiting the making of the U.S. Offer or the acceptance of ADSs or Common Shares, we will make a good faith effort to comply with that statute. If, after a good faith effort, we cannot comply with the statute, we will not make the U.S. Offer to, nor will we accept tenders from or on behalf of, holders of ADSs or Common Shares in the relevant jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the U.S. Offer to be made by a licensed broker or dealer, the U.S. Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

        No person has been authorized to give any information or make any representation on behalf of Purchaser not contained in this U.S. Offer to Purchase, in the ADS Letter of Transmittal or in the Common Share Form of Acceptance and, if given or made, such information or representation must not be relied upon as having been authorized.

        We have filed with the SEC a Tender Offer Statement on Schedule TO in connection with the U.S. Offer, together with all exhibits thereto, pursuant to Rule 14d-3 under the Exchange Act, furnishing certain additional information with respect to the Offer, and may file amendments to our Schedule TO. Our Schedule TO and any exhibits or amendments thereto may be examined and copies may be obtained from the SEC in the same manner as described under "The Offer—Section 10—Certain Information Concerning Purchaser—Additional Information".

Advanced Semiconductor Engineering, Inc.

September 1, 2015

 SCHEDULE A

DIRECTORS AND EXECUTIVE OFFICERS OF PURCHASER

        The name, citizenship, current principal occupation or employment and material occupations, positions, offices or employment for the past five years of each director and executive officer of Purchaser are set forth below. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to employment with Purchaser. The business address of each director and officer is 26 Chin Third Road, Nantze Export Processing Zone, Nantze, Kaohsiung, Taiwan, Republic of China. Directors are identified by an asterisk.

Name	Current Principal Occupation or Employment and Five-Year Employment History	Country of Citizenship
Jason C.S. Chang*	Jason C.S. Chang has served as Chairman of Purchaser since its founding in March 1984 and as its Chief Executive Officer since May 2003. Mr. Chang holds a bachelor's degree in electrical engineering from National Taiwan University and a master's degree from the Illinois Institute of Technology. He is the brother of Richard H.P. Chang, Purchaser's Vice Chairman and President.	Singapore
Richard H.P. Chang*
	Richard H.P. Chang has served as Vice Chairman of Purchaser since November 1999 after having served as President of Purchaser since its founding in March 1984, and served as Chief Executive Officer of Purchaser from July 2000 to April 2003. In February 2003, he was again appointed President of Purchaser upon the retirement of Mr. Leonard Y. Liu. Mr. Chang has also served as the Chairman of Universal Scientific Industrial (Shanghai) Co., Ltd. since June 2008. Mr. Chang holds a bachelor's degree in industrial engineering from Chung Yuan Christian University of Taiwan. He is the brother of Jason C.S. Chang, Purchaser's Chairman and Chief Executive Officer.	Hong Kong
Rutherford Chang*
	Rutherford Chang has served as a director of Purchaser since June 2009 and General Manager of China Region of Purchaser since June 2010. He joined Purchaser in March 2005. Mr. Chang holds a bachelor's degree in psychology from Wesleyan University in Connecticut. He is the son of Jason C.S. Chang, Purchaser's Chairman and Chief Executive Officer.	United States

Name	Current Principal Occupation or Employment and Five-Year Employment History	Country of Citizenship
Tien Wu*	Tien Wu has served as a director of Purchaser since June 2003 and Chief Operating Officer since April 2006, prior to which he served as the President of Worldwide Marketing and Strategy of the Purchaser. Prior to joining Purchaser in March 2000, Mr. Wu held various managerial positions with IBM. Mr. Wu holds a bachelor's degree in computer engineering from National Taiwan University, a master's degree in mechanical engineering and a doctorate degree in applied mechanics from the University of Pennsylvania.	Taiwan
Joseph Tung**
	Joseph Tung has served as a director of Purchaser since April 1997 and Chief Financial Officer since December 1994. He is also an independent director of Ta Chong Bank Ltd. since October 2007. Before joining Purchaser, Mr. Tung was a Vice President at Citibank, N.A. Mr. Tung holds a bachelor's degree in economics from the National Cheng Chi University of Taiwan and a master's degree in business administration from the University of Southern California. Mr. Tung's wife, Shyh-Ling Lin, owns 31,310 Common Shares.	Taiwan
Raymond Lo
	Raymond Lo has served as a director of Purchaser and General Manager of our packaging facility in Kaohsiung, Taiwan since April 2006. Mr. Lo also served as a supervisor of Purchaser between July 2000 and April 2006. Before joining Purchaser, Mr. Lo was the Director of Quality Assurance at Zeny Electronics Co. Mr. Lo holds a bachelor's degree in electronic physics from the National Chiao-Tung University of Taiwan.	Taiwan
Tien-Szu Chen
	Tien-Szu Chen has served as a director of Purchaser since June 2015 and General Manager of Purchaser Chung-Li branch since August 2015. Prior to his current position, Mr. Chen served as our supervisor since June 2006 and he held several key management positions within the Purchaser from June 1988 to June 2006, including President of Power ASE Technology Inc., President of Purchaser Chung-Li branch and Senior Vice President of Purchaser Prior to joining Purchaser in June 1988, Mr. Chen worked at TSMC and Philips Semiconductor Kaohsiung. Mr. Chen received his bachelor's degree in industrial engineering from Chung Yuan Christian University in Taiwan.	Taiwan

Name	Current Principal Occupation or Employment and Five-Year Employment History	Country of Citizenship
Jeffrey Chen*	Jeffrey Chen has served as a director of Purchaser since June 2003 and General Manager of Corporate Affairs and Strategy of China Region. Prior to joining Purchaser, he worked in the corporate banking department of Citibank, N.A. in Taipei and as a Vice President of corporate finance at Bankers Trust in Taipei. Mr. Chen holds a bachelor's degree in finance and economics from Simon Fraser University in Canada and a master's degree in business administration from the University of British Columbia in Canada.	Taiwan
Shen-Fu Yu*
	Shen-Fu Yu has served as an independent director of Purchaser since June 2009. He is also a supervisor of Dynapack International Technology Corporation and an independent director of Yulon Motor Co., Ltd. He worked in Deloitte & Touche Accounting Firm as a consultant from June 2003 to November 2006. Mr. Yu holds a bachelor's degree in accounting in National Taiwan University and a master's degree in accounting from National ChengChi University.	Taiwan
Ta-Lin Hsu*
	Ta-Lin Hsu has served as an independent director of Purchaser since June 2009. He is currently the chairman and founder of H&Q Asia Pacific. Mr. Hsu holds a bachelor's degree in physics from National Taiwan University, a master's degree in electrophysics from the Polytechnic Institute of Brooklyn and a doctorate degree in electrical engineering from the University of California at Berkeley.	United States
Mei-Yueh Ho
	Mei-Yueh Ho. has served as an independent director of Purchaser since June 2015. Ms. Ho served as Minister of Ministry of Economic Affairs, ROC. She was also Council Minister of Council for Economic Planning and Development, ROC. from 2007 to 2008. Ms. Ho holds a bachelor's degree in agricultural chemistry from National Taiwan University.	Taiwan
Ung Bae
	Ung Bae has served as General Manager of ASE (Korea) Inc. since July 2008, after serving as Senior Vice President of ASE (Korea) Inc. since July 1999. Mr. Bae was Vice President of Motorola Korea, Limited before joining ASE (Korea) Inc. when we acquired Motorola Korea, Limited. He holds a degree in electronic engineering from the In-Ha university of Korea.	Korea

Name	Current Principal Occupation or Employment and Five-Year Employment History	Country of Citizenship
Chih-Hsiao Chung	Chih-Hsiao Chung has served as General Manager of ASE Japan Co. Ltd. since March 2011 and General Manager of Wuxi Tongzhi Microelectronics Co., Ltd. since June 2013. Mr. Chung has also managed the sales and marketing of ASE Japan Co. Ltd. region since April 2007. Before joining Purchaser, Mr. Chung was the Senior Manager of Sale and Marketing at Kimberly Clark Co., Taiwan. He holds a master's degree in business administration from the University of Wisconsin-Madison.	Taiwan
Chiu-Ming Cheng
	Chiu-Ming Cheng has served as General Manager of ASE Assembly & Test (Shanghai) Limited since September 2012, after serving as Vice President of ASE's Kaohsiung packaging facility since October 2004. He joined Purchaser in April, 1990. Mr. Cheng holds a master's degree in Public Policy from National Sun Yat-Sen University. Mr. Cheng owns 60 Common Shares.	Taiwan
Chih-An Hsu
	Chih-An Hsu has served as General Manager of ASE (KunShan) Inc. since July 2012, after serving as Vice President of ASE's Chung-Li since July 2006. He joined Purchaser in February 1997. Mr. Hsu holds a bachelor's degree in Industrial Engineering from National Tsing Hua University of Taiwan.	Taiwan
Yen-Chieh Tsao
	Yen-Chieh Tsao has served as General Manager of ASE (Weihai), Inc. since October 2013 after serving as Vice President of ASE's Chung-Li since October 2011. Mr. Tsao was the Vice President of Motorola Electronics Taiwan Ltd. prior to joining Purchaser. He holds a bachelor's degree in Physics from the Chinese Culture University in Taiwan.	Taiwan
Shih-Kang Hsu
	Shih-Kang Hsu has served as Chief Executive Officer of Suzhou ASEN Semiconductors Co., Ltd. since August 2010, after serving as Senior Vice President of ASE (U.S.) Inc. since June 2006. He joined Purchaser in June 2000. Mr. Hsu holds a master's degree in Mechanical Engineering from Case Western Reserve University.	Taiwan
Kwai Mun Lee
	Kwai Mun Lee has served as President of our Southeast Asia operations, with responsibility for the operations of our Penang, Malaysia and Singapore manufacturing facilities, since March 2006. Before joining the Purchaser, Mr. Lee held senior management positions at Chartered Semiconductor and STATSChipPAC. He started his career as an engineer at Intel. He holds a degree in engineering from the Swinburne Institute of Technology in Australia.	Singapore

Name	Current Principal Occupation or Employment and Five-Year Employment History	Country of Citizenship
Lid Jian Chiou	Lid Jian Chiou has served as General Manager of ASE Singapore Pte. Ltd. since September 2010 after serving as Senior Director of Operations since November 2003. Prior to that, he worked several years with Texas Instruments and Chartered Semiconductor. Mr. Chiou holds a master's degree in business administration from State University of New York and a bachelor's degree in Engineering from University of Strathclyde (UK).	Singapore
Kenneth Hsiang
	Kenneth Hsiang has served as General Manager of ISE Labs, Inc. since June 2004. Prior to joining Purchaser in November 1999, Mr. Hsiang worked in management positions within finance and strategic analysis in the healthcare and biotech industries in the San Francisco Bay area in California. He also worked for Price Waterhouse LLP as a Certified Public Accountant. Mr. Hsiang received a bachelor's degree in Economics & Rhetoric from the University of California at Berkeley.	United States
Chen-Yen Wei
	Chen-Yen Wei has served as Chairman of Universal Scientific Industrial Co., Ltd. since July 2014 and President of Universal Scientific Industrial (Shanghai) Co., Ltd. since April 2008. He joined Universal Scientific Industrial Co., Ltd. as an engineer in August 1979. He holds a bachelor's degree in Communication Engineering from National Chiao Tung University.	Taiwan
Jack Hou
	Jack Hou has served as General Manager of Universal Global Scientific Industrial Co. Ltd.since January 2010 and Vice President of Automotive & Visual Product Devices Business Unit of Universal Scientific Industrial Co., Ltd. since April 2012. He joined Universal Scientific Industrial Co., Ltd. as a section manager in February 1994. He holds a master's degree in Biomedical Engineering from Ohio State University.	Taiwan
Ta-I Lin
	Ta-I Lin has served as General Manager of Universal Global Technology (Kunshan) Co. Ltd. since August 2011. He joined Universal Scientific Industrial Co., Ltd. as an engineer in August 1987. He holds a bachelor's degree in Electrical Engineering from National Cheng Kung University and an Executive Master of Business Administration from Peking University.	Taiwan

Name	Current Principal Occupation or Employment and Five-Year Employment History	Country of Citizenship
Yueh-Ming Lin	Yueh-Ming Lin has served as General Manager of Universal Electronics (Shenzhen) Co. Ltd. since January 2015 and Senior Director of Global Operation Management (Shenzhen) Division of Universal Electronics (Shenzhen) Co. Ltd. since March 2014. He joined Universal Scientific Industrial Co., Ltd. as a section manager in October 1995. He holds a bachelor's degree in Electrical Engineering from Feng Chia University.	Taiwan
Hector Escobedo
	Hector Escobedo has served as General Manager of Universal Scientific Industrial De Mexico S.A. DE C.V. since January 2002. Mr. Escobedo has worked in the electronics industry for over 43 years in various technical and manufacturing management roles. He holds a bachelor's degree in Electrical Engineering from the University of Texas at El Paso.	Mexico

        If you have questions or need additional copies of this U.S. Offer to Purchase and the related ADS Letter of Transmittal and Common Share Form of Acceptance, you can contact the U.S. Information Agent at its address and telephone numbers set forth below. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the U.S. Offer.

The U.S. Information Agent for the U.S. Offer is:

105 Madison Avenue
New York, New York 10016

Toll-Free +1 (800) 322-2885 (for Holders in the U.S. and Canada)
or
+1 (212) 929-5500 (Call Collect) (for Holders in Other Countries)

Email: tenderoffer@mackenziepartners.com

        The ADS Letter of Transmittal, Receipts and any other required documents, if applicable, should be sent to the ADS Tender Agent at one of the addresses set forth below:

The ADS Tender Agent for the U.S. Offer is:

Computershare Trust Company, N.A.

By First Class, Registered or Certified Mail:	By Express or Overnight Delivery:
Computershare Trust Company, N.A. c/o Voluntary Corporate Actions PO Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

        The Common Share Form of Acceptance and any other required documents, if applicable, should be sent to the Common Share Tender Agent at one of the addresses set forth below:

The Common Share Tender Agent for the U.S. Offer is:

KGI Securities Co. Ltd.

By First Class, Registered, Certified, Express or Overnight Mail:

KGI Securities Co. Ltd.
US Offer Designated Account
6F, No.700, Mingshui Road,
Taipei, Taiwan, 10462, Republic of China